Exhibit 4.9

FIRST RESTATEMENT OF THE

MERIT MEDICAL SYSTEMS, INC.

401(K) PROFIT SHARING PLAN AND TRUST

TABLE OF CONTENTS

ARTICLE I — DEFINITIONS

ARTICLE II — EMPLOYEE PARTICIPATION REQUIREMENTS
A.	Eligible Class of Employees
B.	Participation Requirements and Commencement
C.	Eligibility Computation Period
D.	Termination.
E.	Employment After Termination of Active Participation
F.	Armed Forces
G.	Unpaid Leave of Absence
H.	Notification

ARTICLE III — CONTRIBUTIONS
A.	Employer Contributions
B.	Cash or Deferred Arrangement
C.	Transfer Contributions

ARTICLE IV — ACCRUED BENEFITS
A.	Participant Accounts
B.	Valuation of Non-Self Directed Fund and Allocation of Non-Self Directed Fund Earnings
C.	Allocations of Contributions
D.	Forfeitures.
E.	Limitations on Annual Additions
F.	Statements

ARTICLE V — VESTED BENEFITS
A.	Retirement
B.	Disability.
C.	Death.
D.	Other Separations From Service.
E.	Computation of Years of Service

ARTICLE VI — DISTRIBUTION OF BENEFITS
A.	Segregation or Distribution of Accounts
B.	Method of Distribution.
C.	Commencement and Amount(s) of Distribution.
D.	Hardship Distributions.

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E.	Spousal Survivors Benefit and Beneficiary Designation
F.	Portability
G.	Missing Participants and Beneficiaries

ARTICLE VII — ANNUITY PROVISIONS
A.	Application
B.	Definitions.
C.	Distribution of Qualified Annuity
D.	Distribution of Qualified Pre-Retirement Survivor Annuity.
E.	Notice Requirements
F.	Cash Out.

ARTICLE VIII — ADMINISTRATION OF THE PLAN
A.	Plan Administration
B.	Composition
C.	Powers and Duties of the Administrator
D.	Claims
E.	Notification.

ARTICLE IX — ALLOCATION OF FIDUCIARY RESPONSIBILITIES

ARTICLE X — TRUST PROVISIONS
A.	General Duties of Employer and Trustee
B.	Powers of Trustee.
C.	Disbursements
D.	Rules Governing Performance of Duties by Trustee
E.	Settlement and Accounting
F.	Resignation, Removal and Substitution of Trustee.

ARTICLE XI — PARTICIPANT-DIRECTED INVESTMENTS
A.	Election
B.	Accounting for Individual Investment Funds
C.	Expenses
D.	Disposition of Individual Investment Funds

ARTICLE XII — LOANS TO PARTICIPANTS
A.	Right to Borrow
B.	Loan Terms
C.	Allocation of Gain or Loss on Loan

ARTICLE XIII — AMENDMENT
A.	Amendment by Principal Employer

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B.	Notice

ARTICLE XIV — TERMINATION
A.	Termination by Employer
B.	Notice

ARTICLE XV — PREDECESSOR PLANS

ARTICLE XVI — TOP-HEAVY PROVISIONS
A.	Definitions
B.	Minimum Contributions and Allocations

ARTICLE XVII — MISCELLANEOUS
A.	Right to Trust Assets
B.	No Guarantee of Employment
C.	Spendthrift/Qualified Domestic Relations Orders
D.	Number and Gender.
E.	Conclusiveness of Records
F.	Controlled Groups/Owner-Employee Control/ Affiliated Service Groups/ Predecessor Employer/Leased Employees.
G.	Successor Employer
H.	Plan Merger
I.	Payment of Expenses
J.	Governing Law

ARTICLE XVIII — PRINCIPAL EMPLOYER AND ASSOCIATED EMPLOYERS
A.	Application.
B.	Participation by Associated Employers.
C.	Status of Associated Employers.
D.	Transfer of Employment.
E.	Simultaneous Employment.
F.	Termination of Participation by Associated Employer.

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FIRST RESTATEMENT OF THE

MERIT MEDICAL SYSTEMS, INC.

401(K) PROFIT SHARING PLAN AND TRUST

WHEREAS, Merit Medical Systems, Inc. (the “Principal Employer”) maintains the Merit Medical Systems, Inc. 401(k) Plan and related trust (the “Plan”) for the benefit of its employees and the employees of its participating affiliates, which Plan was initially adopted effective January 1991; and

WHEREAS, the Principal Employer desires to amend and restate the Plan documents to reflect recent legislative changes.

NOW, THEREFORE, the Principal Employer hereby amends and restates the Plan as follows, effective on the Effective Date specified in Article I below, except to the extent otherwise provided herein.

ARTICLE I

DEFINITIONS

For the purpose of this Plan, the following terms shall have the meanings set forth in this Article unless a different meaning is required by the context.

1.                                       Accounts.  Each of the separate accounts maintained by the Administrator for a Participant under the Plan.

2.                                       Accrued Benefit.  With respect to any Valuation Date, the value on that Valuation Date of each of a Participant’s Accounts, determined in accordance with Article IV.

3.                                       Administrator.  The Plan Administrator appointed pursuant to Article VIII below.

4.                                       Anniversary Date.  The first day of each Plan Year.

5.                                       Applicable Amount.  For Plan Years beginning before 1998, the amount of $3,500; for Plan Years beginning on or after 1998, the amount of $5,000.

6.                                       Associated Employer.  Any entity related to the Principal Employer under Code Sections 414(b), 414(c) or 414(m) which, with the consent of the Principal Employer, has adopted and maintained this plan for its Employees.  The Associated Employers that have adopted the Plan include Sentir Semiconductor, Inc. (effective November 1, 1994) and Merit Services, Inc. (effective January 1, 2001).

7.                                       Beneficiary.  The individual or entity designated by a Participant to receive any amount distributable after the death of the Participant; or in the absence of such a designation, the individual or entity identified in Article VI G below.

8.                                       Benefitting.  A Participant is benefitting under the Plan for a Plan Year if he receives or is deemed to receive an allocation in accordance with Regulation Section 1.410(b)-3(a) for the Plan Year.

9.                                       Break in Service.  An event which occurs when a Participant fails to complete at least five hundred and one (501) Hours of Service during a Plan Year; provided, however, that if a Plan Year is less than twelve (12) months, no Employee or former Participant shall be deemed to have had a Break in Service in that short year for any purpose.

Solely for purposes of determining whether a Break in Service for eligibility and vesting purposes has occurred, an Employee who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to the Employee but for the absence, or in any case in which those hours cannot be determined, eight (8) Hours of Service per day of absence.  “Absence from work for maternity or paternity reasons” shall mean an absence (a) by reason of the pregnancy of the Employee, (b) by reason of a birth of a child of the Employee, (c) by reason of the placement of a child with the Employee in connection with the adoption of the child by the Employee, or (d) for purposes of caring for the child for a period beginning immediately following such a birth or placement.  The Hours of Service credited hereunder shall be credited (i) in the Plan Year in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or (ii) in all other cases, in the following Plan Year.  Notwithstanding the foregoing, no credit will be given for absence from work for maternity or paternity reasons unless the Employee furnishes to the Administrator such timely information as shall be reasonably required to establish the reasons for the absence and the number of days for which there was an absence for maternity or paternity reasons.

10.                                 Code.  The Internal Revenue Code of 1986, as amended from time to time.

11.                                 Compensation.  With respect to any Employee for any Plan Year, the Employee’s Section 415 Total Earnings actually paid during the Plan Year adjusted as provided below; provided, however, that with respect to a Participant’s initial Plan Year of participation there shall be excluded Compensation for Hours of Service rendered by the Participant prior to the date he or she commences participation in the Plan.  Anything herein to the contrary notwithstanding, for purposes of computing Employer contributions and minimum allocations in a year the Plan is Top-Heavy, Compensation shall have the meaning set forth in Article XVI below, and for purposes of computing limitations on Annual Additions, Compensation shall have the meaning set forth in Article V E below.

Compensation shall also include contributions made pursuant to salary reduction agreements executed by the Participant which are excludable from the gross income of the Participant under Section 125, 402(a)(8), 402(h) or 403(b) of the Code.

The annual Compensation of a Participant taken into account under the Plan for any Plan Year shall not exceed $150,000, as adjusted by the Secretary of the Treasury for increases in the cost of living under Section 401(a)(17)(B) of the Code.  The cost of living adjustment in effect for a calendar year shall apply to any Plan Year or other determination period beginning during that calendar year.  If a Plan determines Compensation for a period of time that contains fewer than 12 calendar months, then the annual Compensation limit is an amount equal to the annual Compensation limit for the calendar year in which the Compensation period begins multiplied by the ratio obtained by dividing the number of full months in the period by 12.

If Compensation for any prior Plan Year is taken into account in determining an Employee’s contributions or benefits for the current year, the Compensation for such prior year is subject to the applicable annual Compensation limit in effect under Code Section 401(a)(17) for that prior year.

12.                                 Direct Rollover.  A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

13.                                 Distributee.  A Distributee includes an Employee or former Employee to whom a distribution is to be, or may be, made.  In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with respect to the interest of the spouse or former spouse.

14.                                 Effective Date.  January 1, 1997.

15.                                 Elective Deferral Account.  The Account to be maintained for a Participant under Article IV below, if applicable, consisting of the Participant’s share of Salary Reduction Contributions and the income, expenses, gains and losses attributable thereto.

16.                                 Eligible Retirement Plan.  An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee’s Eligible Rollover Distribution.  However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

17.                                 Eligible Rollover Distributions.  An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover

Distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any distributions made in the event of hardship pursuant to Article VI D.

18.                                 Employee.  (a) An individual whose relationship to the Employer is within the meaning of “employee” under Section 7701 of the Code or the common law of Utah and who is classified as an employee under and paid through the Employer’s regular payroll system; and (b) an individual who is a Leased Employee.

19.                                 Employer.  The Principal Employer and any Associated Employer to the extent provided in Article XVIII B below.

20.                                 Employer Stock. Shares of common stock of the Principal Employer.

21.                                 ERISA.  The Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

22.                                 Forfeiture.  Any portion of a Regular Account or Non-Qualified Matching Contribution Account which is forfeited under Article V D 2 below.

23.                                 Highly Compensated Employee.  Any Employee who performs service for the Employer during the Plan Year and who: (i) during the twelve (12) month period immediately preceding the Plan Year (the “Prior Year”), received compensation (within the meaning of Section 415(c) of the Code) from the Employer in excess of $80,000 and was a member of the “top-paid group” (as defined in Code Section 414(q)(3)) for such year, or (ii) who is or was a 5-percent or greater owner of the Employer at any time during the Plan Year or the Prior Year.  The $80,000 amount shall be adjusted annually at the same time and in the same manner as under Code Section 415(e), except that the base period for determining such adjustments is the calendar quarter ending September 30, 1996.  The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, and the Compensation that is considered, shall be made in accordance with Section 414(q) of the Code, the Regulations thereunder and IRS Notice 97-45.

24.                                 Hour of Service shall mean:

A.                                   Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer.  These hours shall be credited to the Employee for the computation period or periods in which the duties are performed;

B.                                     Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence.  No more than five hundred and one (501) Hours of Service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period).  Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations, which are incorporated herein by this reference; and

C.                                     Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer.  The same Hours of Service shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c).  These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

Hours of Service shall be determined on the basis of actual hours worked, except that in the case of an Employee who customarily works all business days of the Employer in a capacity classified by the Employer on a uniform and nondiscriminatory basis as “full time” and not “part time” or “temporary,” Hours of Service shall be determined on the basis of weeks worked, with an Employee credited with forty-five (45) Hours of Service for each calendar week (Monday through Sunday) in which the Employee actually works at least one (1) hour for the Employer.

Hours of Service shall be credited for employment with other Participants of an affiliated service group (as defined in Section 414(m) of the Code), a controlled group of corporations (as defined in Section 414(b) of the Code), or a group of trades or businesses under common control (as defined in Section 414(c) of the Code), of which the Employer is a Participant, and any other entity required to be aggregated with the Employer pursuant to Section 414(o) of the Code and the Regulations thereunder.  Hours of Service will also be credited for any individual considered an employee for purposes of this Plan under Sections 414(n) or 414(o) of the Code and the Regulations thereunder.

25.                                 Individual Investment Account.  The Account to be maintained for a Participant who has elected to direct the investment of all or a part of the assets in his Elective Deferral Accounts.

26.                                 Individual Investment Fund.  The assets in a Participant’s Individual Investment Account invested by Trustee as directed by the Participant.

27.                                 Leased Employee.  An individual deemed to be an employee of the Employer under Section 414(n) or (o) of the Code, including any individual not an employee, who pursuant to an agreement between the Employer and any other person has performed services for the Employer (or for the Employer and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one (1) year if the services were performed under the primary direction or control of the Employer.  Notwithstanding the foregoing, an individual shall not be a Leased Employee if:  (a) the individual is covered by a money purchase pension plan providing: (i) a non-integrated employer contribution rate of at least ten percent (10%) of Compensation, as defined in Article I above, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee’s gross income under Section 125, Section 402(e)(3), Section 402(h) or Section 403(b) of the Code, (ii) immediate participation, and (iii) full and immediate vesting; and (b) all individuals who would otherwise be Leased Employees) do not comprise more than twenty percent (20%) of the Employer’s non-highly compensated work force.

28.                                 Matching Contributions.  Non-Qualified Matching Contributions.

29.                                 Named Fiduciary.  An individual or entity designated in Article IX below or by Employer in the manner provided in the Plan to carry out fiduciary responsibilities.

30.                                 Non-Highly Compensated Employee.  An Employee who is not a Highly Compensated Employee.

31.                                 Non-Qualified Matching Contribution Account.  The Account to be maintained for a Participant under Article IV below, if applicable, consisting of his share of Non-Qualified Matching Contributions, Forfeitures from the Non-Qualified Matching Contribution Accounts of other Participants (if applicable), and the income, expenses, gains and losses attributable thereto.

32.                                 Non-Qualified Matching Contributions. The Employer contributions made under Section III B 2 below.

33.                                 Non-Self Directed Fund.  The assets of all Accounts held by Trustee excluding assets of any Individual Investment Funds and Segregated Funds.

34.                                 Normal Retirement Date.  In the case of Participants whose initial date of participation is prior to January 1, 2000, the date on which a Participant attains the age of fifty-nine and one-half (59½).  In the case of individuals who first become Participants on or after January 1, 2000, the later of the date they attain age sixty-five (65) or complete at least five (5) Years of Service for vesting purposes.

35.                                 Participant.  An Employee who participates in the Plan under Article II below.

36.                                 Permanent Disability.  A disability of the type described in Article V B 2.

37.                                 Plan.  The Merit Medical Systems, Inc. 401(k) Profit Sharing Plan and related trust, the terms and provisions of which are set forth in this document, as amended from time to time.

38.                                 Plan Year.  The calendar year.

39.                                 Profit-Sharing Contributions.  Employer contributions made pursuant to Section III A 1 below in the discretion of the Principal Employer.

40.                                 Predecessor Institution.  Any business entity all (or substantially all) of the assets of which shall have been purchased by any Employer (or any Predecessor Institution as herein defined) or which has been merged or consolidated with any Employer (or any Predecessor Institution as herein defined).

41.                                 Predecessor Plan.  This Plan as in effect prior to the Effective Date.

42.                                 Principal Employer. Merit Medical Systems, Inc.

43.                                 Regular Account.  The Account to be maintained for a Participant under Article IV below, if applicable, consisting of the Participant’s share of Profit-Sharing Contributions, reallocated Forfeitures of Regular Accounts, and the income, gains, losses and expenses attributable thereto.

44.                                 Regulations.  The Treasury Regulations promulgated under the Code, as in effect from time to time.

45.                                 Salary Reduction Contributions.  The contributions made by Employer pursuant to Article III A 2 below.

46.                                 Section 415 Total Earnings.  A Participant’s earned income, wages, salaries, fees for professional service and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits and bonuses) and excluding the following:

A.                                   Employer contributions to a plan of deferred compensation to the extent contributions are not included in gross income of the Employee for the taxable year in which contributed, or on behalf of an Employee to a simplified employee pension plan to the extent the contributions are deductible under Section 219(b)(7) of the Code, and any distributions from a plan of deferred compensation whether or not includable in the gross income of the Employee when distributed;

B.                                     Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

C.                                     Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

D.                                    Other amounts which receive special tax benefits, or contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract under Section 403(b) of the Code (whether or not the contributions are excludable from the gross income of the Employee).

Notwithstanding the foregoing, for Limitation Years (as defined in Article III E 1(h) below) beginning after 1997, Section 415 Total Earnings shall include any elective deferrals as defined in Code Section 402(g)(3) and any amount which is contributed or deferred by the Employer at the election of the Employee and which is excludable from the Employee’s gross income by reason of Code Section 125.

47.                                 Segregated Account.  The Vested Benefit of a former Participant, to the extent segregated by Trustee under Article VI A below.

48.                                 Segregated Fund.  The assets segregated by Trustee under Article VI  A below.

49.                                 Separation from Service (Separated from Service).  Termination of a Participant’s status as an Employee; provided, however, that for purposes of determining a Participant’s entitlement to a distribution, a Participant shall not be considered to have separated from service if under the Code and Regulations a distribution to him would be considered an impermissible “in service” distribution.

50.                                 Subsidiary.  Any corporation, all or the majority of whose issued and outstanding capital stock is owned by an Employer.

51.                                 Transfer Account.  The account to be maintained for a Participant under Articles III C and IV below, if applicable, consisting of his Transfer Contributions and the income, expenses, gains and losses attributable thereto.

52.                                 Transfer Contributions.  Contributions under Article III C below.

53.                                 Trust.  The trust formed by the Employer in conjunction with the adoption of the Employer’s Plan.

54.                                 Trustee.  The Trustee(s) appointed by the Employer.  As of the Effective Date, the Trustee is Zions Bank.

55.                                 Trust Fund.  The assets held by Trustee, comprising the Non-Self Directed Fund and the Individual Investment Funds and the Segregated Fund.

56.                                 UMI Transferees.  Former employees of Universal Medical Instruments (“UMI”) who became Employees on February 1, 1997 in connection with the Principal Employer’s February 1, 1997 acquisition of business assets from UMI.

57.                                 USERRA.  The Uniformed Services Employment and Reemployment Rights Act, as codified at Chapter 43 of Title 38 of the United States Code.

58.                                 Valuation Date.  The last day of each quarter and with respect to Individual Investment Accounts such other dates as to which the investments can be valued under the applicable investment option.

59.                                 Vested Benefit.  The non-forfeitable portion of a Participant’s Accrued Benefit as determined under Article V below with respect to his other Accounts.

60.                                 Year of Service.

A.                                   For purposes of determining vesting, a Plan Year in which an Employee has completed at least one thousand (1,000) Hours of Service.  For the purpose of determining eligibility to participate prior to October 1, 1999, completion of at least one thousand (1,000) Hours of Service during an eligibility computation period (as provided under Article II C).  Notwithstanding the foregoing, if the Plan Year is a period of less than twelve (12) consecutive months due to a Plan amendment changing Plan Years, a Participant or Employee shall be credited with a Year of Service during the short Plan Year for purposes of vesting if he completes the requisite one-thousand (1,000) Hours of Service during the twelve (12) consecutive month period which begins on the first day of the short Plan Year.  Years of Service shall not be taken into account for purposes of determining benefit accrual.

B.                                     Service with a Predecessor Institution shall be considered service with an Employer if the Predecessor Institution maintained a qualified plan which is continued in conjunction with or as a part of this Plan.  UMI Transferees shall be credited for eligibility and vesting purposes for the period of their pre-participation service with Universal Medical Instruments.  Employees previously employed by Sentir, Inc. shall be credited for eligibility and vesting purposes with the period of their pre-November 1, 1994 service with Sentir, Inc.  Employees previously employed by Mallinckrodt, Inc. who transfer employment to the Employer directly from Mallinckrodt, Inc. between  August 1, 1999 and November 30, 1999 in connection with the Employer’s acquisition of the business of Mallinckrodt, Inc. shall be credited for eligibility and vesting purposes with the period of their pre-transfer service with Mallinckrodt, Inc.

C.                                     Other service with a Predecessor Institution or another employer shall be considered service with an Employer to the extent required by law.

ARTICLE II

EMPLOYEE PARTICIPATION REQUIREMENTS

A.                                   Eligible Class of Employees.  All Employees other than Leased Employees shall be eligible to participate in the Plan provided they satisfy the applicable participation requirements set forth in Article II B below.  Leased Employees may not participate in the Plan.

B.                                     Participation Requirements and Commencement.  Each Employee within the eligible class who was a Participant immediately prior to the Effective Date shall remain a Participant until his or her participation terminates as provided in Article II D below.  Except as provided below, any other Employee within the eligible class shall become a Participant on the Entry Date coincident with or immediately following the date he or she completes one (1) Year of Service and attains at least twenty-one (21) years of age (eighteen (18) years of age for pre-July 1, 1996 Employees) provided he or she is still employed by the Employer on that Entry Date.  Notwithstanding the foregoing: (1) effective October 1, 1999, any Employee within the eligible class who commenced employment with the Employer prior to October 1, 1999 and who is not a Participant on September 30, 1999 shall become a Participant on the first Entry Date on or after October 1, 1999 that is at least six (6) months after his or her most recent employment commencement date with the Employer so long as he or she is still employed on that Entry Date; and (2) effective on and after February 10, 2000, any Employee within the eligible class shall become a Participant on the date he or she first renders one Hour of Service for the Employer on or after February 10, 2000.  For purposes of this Article II B, the “Entry Dates” are the first day of each calendar quarter.

In the event a Participant ceases to be a Participant of the eligible class and terminates active participation in the Plan, the Participant shall participate immediately upon again entering the eligible class unless he has incurred a Break in Service, in which case his eligibility to again participate shall be determined under the Plan’s Break in Service rules in Section E below.  Any provision of this Plan to the contrary notwithstanding (including Article XVII F), no individual who is deemed an Employee of the Employer by virtue of Article XVII F 1 below shall be eligible to become a Participant unless he would be considered an Employee within the eligible class without the application of Article XVII F 1 below.

C.                                     Eligibility Computation Period.  For purposes of determining whether an Employee has completed a Year of Service for eligibility purposes, the initial eligibility computation period shall be the twelve (12) consecutive month period commencing on the date the Employee first performs an Hour of Service for the Employer.  The succeeding eligibility computation periods after the initial period shall be the Plan Year, including the first Plan Year which began during the Employee’s first twelve (12) consecutive months of employment.

D.                                    Termination.  A Participant’s active participation in the Plan shall terminate on the earlier of:  (1) the last day of the Plan year in which he Separates from Service; (2) the date of any distribution made in accordance with Article VI C of the Plan; or (3) the date the Participant ceases to be within the class of Employees eligible to participate in the Plan.

E.                                      Employment After Termination of Active Participation.  A former Participant will again become a Participant immediately upon completing an Hour of Service after termination.

F.                                      Armed Forces. Any provision of this Plan to the contrary notwithstanding, service credit, eligibility, contributions and benefits with respect to qualified military service under USERRA will be provided in accordance with Code Section 414(u).

G.                                     Unpaid Leave of Absence.  A Participant who ceases to perform the duties of his employment pursuant to an unpaid leave of absence granted by Employer shall not be deemed to have terminated active participation.  During the leave of absence and during any Plan Year in which he resumes employment at the end of the leave of absence, he shall be treated as a Participant who has neither terminated active participation nor completed a Year of Service during the applicable Plan Year(s), unless he has otherwise completed a Year of Service for the Plan Year(s).  If a Participant fails to return to service at the end of his leave of absence, the determination relating to his termination of active participation shall be made as of the last day of the Plan Year in which he fails to return to service.  Rules governing leaves of absence shall be applied to all Participants in a uniform and nondiscriminatory manner.

H.                                    Notification.  After each Plan Year, the Employer shall notify the Administrator and Trustee of the name, address, Hours of Service and Compensation of each Employee during the Plan Year.  If the Hours of Service of an Employee exceed one thousand (1,000) in a Plan Year, a statement of this fact shall suffice.  The notice shall also include the names of all Participants who, during the Plan Year, were within the purview of Article II D and E above or whose participation in the Plan terminated under the provisions of Article II C above, and the date of birth and date of employment or reemployment of each Employee newly eligible to participate.

ARTICLE III

CONTRIBUTIONS

A.                                   Employer Contributions.

1.                                       The Employer may make such Profit Sharing Contributions on behalf of its eligible Participants each Plan Year, if any, as the Employer in its sole discretion may determine.  Profit Sharing Contributions shall be made in cash or in shares of Employer Stock, as the Employer in its sole discretion determines.

2.                                       The Employer shall also make such Salary Reduction Contributions on behalf of its Participants as are provided in Article III B 1 below.

3.                                       The Employer may also make such Matching Contributions on behalf of its Participants as are provided under Article III B 2 below.

4.                                       In no event, however, shall the Employer’s contribution for any Plan Year exceed the maximum amount deductible from Employer’s income for the taxable year with or within which the Plan Year ends under Section 404 of the Code.  The Employer’s contributions for a Plan Year shall be deemed to have been made contingent upon their deductibility for federal income tax purposes and shall be paid within the time limit prescribed by the Code to qualify the contributions for a deduction for federal income tax purposes for the Plan Year.  Any Profit-Sharing Contributions, Salary Reduction Contributions, or Non-Qualified Matching Contributions, for a Plan Year shall be held and invested by the Trustee in such manner and upon such terms as are provided in Articles X and XI below; provided, however, that the Administrator may direct that the investment of any such Employer contributions for a Plan Year received by Trustee before year end shall be accounted for separately during the remainder of the Plan Year, with the advance contribution to be treated as a part of the Employer’s contribution as of the last day of the Plan Year and allocated as such, and with any income on the investment as of the last day of the Plan Year to be allocated in the same manner as the Employer contributions among those Participants entitled to share in the Employer contributions for the Plan Year, but not to be treated as a part of the Annual Additions.

B.                                     Cash or Deferred Arrangement.

1.                                       A Participant may make Salary Reduction Contributions in the following manner:

(a)                                  A Participant through salary reduction payroll deposits may contribute for each or any payroll period an amount equal to the product of the Participant’s designated Contribution Rate multiplied by his Compensation for the applicable payroll period.  A Participant’s Contribution Rate shall be any whole number percentage from zero percent (0%) to twenty percent (20%) as designated by the Participant under such uniform and non-discriminatory procedures as the Administrator may direct.

(b)                                 Elections to make Salary Reduction Contributions shall be made in writing on such forms as are provided by the Administrator.  All election forms must be completed and executed by the Participant and returned to the Administrator in a timely manner for its approval to be effective.  Salary Reduction Contributions shall be made to the Trustee through the Participant’s Employer by salary reduction payroll deposit, and the Employer shall remit all such contributions to the Trustee on the earliest date on which they can be reasonably segregated from the Employer’s general assets.  Salary Reduction Contributions of a Participant shall be credited to his Elective Deferral Account upon receipt by Trustee.

(c)                                  A Participant may by timely written notice provided to the Administrator elect to commence, modify, or terminate his Salary Reduction Contributions (effective as of such dates as the Administrator may permit on a uniform and nondiscriminatory basis).  All such notices shall be provided to the Administrator by such dates or within such periods as the Administrator may permit on a uniform and nondiscriminatory basis.  A Participant who has voluntarily terminated his Salary Reduction Contributions may recommence his contributions as of such date or dates as the Administrator may specify on a uniform and non-discriminatory basis.

(d)                                 If a Participant terminates his employment, his Salary Reduction Contributions to the Plan shall cease.  If a Participant receives a “hardship distribution” from the Plan under Article VI D below, his Salary Reduction Contributions shall be suspended for twelve (12) months from the date of distribution.

(e)                                  Notwithstanding anything to the contrary herein, the Administrator may, on a nondiscriminatory basis at any time and from time to time, unilaterally and prospectively (1) require contributing Highly Compensated Employees to limit or reduce the rate of their Salary Reduction Contributions, or (2) return to contributing Highly Compensated Employees some or all of their Salary Reduction Contributions to the extent considered advisable by the Administrator in order to satisfy the requirements of Article III B 3 and 4 below.

(f)                                    All Salary Reduction Contributions are intended to be payments to the Plan by the Employer under a cash or deferred arrangement described in Section 401(k) of the Code, and all references herein to those contributions as Employee or Participant contributions are for convenience only and are not intended as a designation of those contributions as employee contributions within the meaning of Section 414(h)(1) of the Code.

2.                                       Each Plan Year, the Employer may make a discretionary Non-Qualified Matching Contribution on behalf of each Participant who has made salary Reduction Contributions to the Plan for the year.  The amount of Non-Qualified Matching Contributions shall be such percentage or percentages of Salary Reduction Contributions as the Employer in its sole discretion determines from year to year, provided that the contribution percentage(s) established for any particular Plan Year shall apply during that year uniformly to all Participants who elect to make Salary Reduction Contributions for the year.  All Non-Qualified Matching Contributions shall be made in whole shares of Employer Stock, with the number of shares contributed determined based on the closing price of the shares as of the date of contribution or last preceding date on which such price is available.  Any fractional share shall be rounded up or down to the nearest whole share.

3.                                       (a)                                  Notwithstanding anything herein to the contrary, no Elective Deferrals shall be made on behalf of a Participant in excess of the dollar limitation set forth in Section 402(g) of the Code in effect at the beginning of the taxable year (as adjusted for increases in the cost of living in accordance with the Regulations) during any calendar year.

(b)                                 If the Elective Deferrals made on behalf of a Participant for a calendar year under this Plan plus any “Elective Deferrals” made by the Participant under other plans for the taxable year exceed the foregoing limit, the Participant on whose behalf the contributions were made may notify the Administrator not later than March 1 following the year in question of the amount of the Excess Elective Deferrals allocable to this Plan, and request distribution of those Excess Elective Deferrals.  Upon receipt of such request, the Administrator shall distribute the allocable Excess Elective Deferrals (plus any income or less any loss attributable thereto through the date of distribution) to the requesting Participant not later than April 15 following the calendar year of contribution.  Such a distribution may be made notwithstanding any restrictions on distributions elsewhere in the Plan.

(c)                                  The amount of income or loss allocable to Excess Elective Deferrals under this Plan is the income or loss allocable to the Participant’s Elective Deferral Account for the Plan Year of contribution, multiplied by a fraction, the numerator of which is the Participant’s Excess Elective Deferrals for the year and the denominator of which is the Participant’s Elective Deferral Account balance as of the last day of the Plan Year in which the Excess Elective Deferrals are made (excluding any income or loss occurring during that Plan Year).

4.                                       The following limitation (“ADP Test”) shall apply to the Plan each Plan Year.

(a)                                  The ADP for a Plan Year the Participants who are Highly Compensated Employees for the Plan Year shall not exceed the greater of (1) or (2) as follows:

(1)                                  One hundred twenty-five percent (125%) of the ADP for the prior Plan Year of all Participants who were Non-Highly Compensated Employees for the prior Plan Year, or

(2)                                  Two hundred percent (200%) of the ADP for the prior Plan Year of all Participants who were Non-Highly Compensated Employees for the prior Plan Year; provided, however, that the ADP for the Plan Year for the Participants who are Highly Compensated Employees may not exceed the ADP for the prior Plan Year of the Participants who were Non-Highly Compensated Employees for the Plan Year by more than two (2) percentage points.

(b)                                 For purposes of this Article III B 4, the following special rules shall apply:

(1)                                  In the event that this Plan satisfies the requirements of Sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other Plans, or if one or more other Plans satisfy those requirements of the Code only if aggregated with this Plan, then this Article III B 4 shall be applied by determining the ADP of Employees as if all such Plans were a single plan.  Any adjustments to Non-Highly Compensated Employee ADP for the prior Plan Year will be made in accordance with IRS Notice 98-1 and any superseding IRS guidance.  Plans may only be aggregated to satisfy Code Section 401(k) if they have the same Plan Year and use the same ADP testing method.

(2)                                  For purposes of the ADP Test, Elective Deferrals must be made before the last day of the twelve (12) month period immediately following the Plan Year for which the contributions are to be taken into account.

(3)                                  The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP Test.

(4)                                  The determination and treatment of the ADP of any Participant shall satisfy such other requirements as may be prescribed in the Regulations.

(c)                                  For purposes of this Article III B 4, the following definitions shall apply:

(1)                                  ADP.  With respect to any Participant group, the average of the ratios computed separately for each Participant of the group of: (i) their Salary Reduction Contributions (including Excess Elective Deferrals of Highly Compensated Employees only) for the Plan Year, but excluding Excess Elective Deferrals of Non-Highly Compensated Employees and any Salary Reduction Contributions taken into account under the ACP Test under Article III B 5 below (provided the ADP Test is satisfied both with and without exclusion of those Salary Reduction Contributions); to (ii) their Compensation for the entire Plan Year.  The ADP of an Employee who would be a Participant but for the fact that he does not make or receive any allocation of Salary Reduction Contributions, shall be zero (0).  The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Salary Reduction Contributions or equivalent contributions under another plan allocated to his accounts under two or more arrangements described in Section 401(k) of the Code that are maintained by the Employer, shall be determined as if the contributions were made under a single arrangement.  If a Highly Compensated Employee participates in two (2) or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

(2)                                  Elective Deferrals.  Any Salary Reduction Contributions or other Employer contributions made to the Plan at the election of the Participant, in lieu of cash Compensation, including contributions made pursuant to a salary reduction agreement or other deferral mechanism.  With respect to any taxable year, a Participant’s Elective Deferral is the sum of all employer contributions made on behalf of such  Participant pursuant to an election to defer under any qualified CODA as described in Section 401(k) of the Code, any simplified employee pension cash or deferred arrangement as described in Section 402(h)(1)(B) of the Code, any eligible deferred compensation plan under Section 457 of the Code, any plan as described under Section 501(c)(18) of the Code, and any Employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Section 403(b) of the Code pursuant to a salary reduction agreement.

(3)                                  Excess Contributions.  With respect to any Plan Year, the excess of:

(i)                                     The aggregate amount of contributions actually taken into account in computing the Average ADP of the Highly Compensated Employees for such Plan Year, over

(ii)                                  The maximum amount of such contributions permitted under the ADP Test.

(4)                                  Excess Elective Deferrals.  Elective Deferrals that are includable in a Participant’s gross income under Section 402(g) of the Code to the extent the Participant’s Elective Deferrals for a taxable year exceed the dollar limitation under that Code section.

(d)                                 (1)                                  If the Average ADP for a Plan Year for the Participants who are Highly Compensated Employees for that Plan Year is more than the amount permitted under the above restrictions, the Excess Contributions, plus any income and minus any loss allocable to the Excess Contributions shall be distributed no later than the last day of the following Plan Year to those Highly Compensated Participants to whose Accounts the Excess Contributions were allocated for the applicable Plan Year.  The Employer, however, will incur an excise tax of ten percent (10%) of the amount of Excess Contributions not distributed within two and one-half (2½ months after the close of the Plan Year.  Distribution of Excess Contributions (and income allocable thereto) shall be made among the Highly Compensated Participants with the largest amounts of contributions taken into account in the ADP test for the Plan Year in which the Excess Contributions arose, beginning with the Highly Compensated Employee with the largest amount of such contributions and continuing in descending order until all Excess Contributions have been allocated and distributed.  For purposes of this provision, the “largest amount” is determined after any prior distribution of Excess Deferrals.

(2)                                  Excess Contributions shall be distributed on a pro rata basis from the appropriate Highly Compensated Participants’ Elective Deferral Accounts.

(3)                                  The amount of income or loss allocable to a Highly Compensated Employee’s Excess Contributions shall equal the sum of the income or loss allocable to the Highly Compensated Employee’s Elective Deferral Account for the Plan Year of the Excess Contribution, multiplied by a fraction, the numerator of which is the Highly Compensated Employee’s share of Excess Contributions for the Plan Year and the denominator of which is the

Accrued Benefit attributable to his Elective Deferral Account determined as of the last day of the Plan Year without regard to income or loss allocable for the Plan Year;

5.                                       The following limitation (“ACP Test”) shall apply to the Plan each Plan Year.

(a)                                  The ACP for a Plan Year of the Participants who are Highly Compensated Employees for the Plan Year shall not exceed the greater of (1) or (2) as follows:

(1)                                  One hundred twenty-five percent (125%) of the ACP for the prior Plan Year for the Participants who were Non-Highly Compensated Employees for such prior Plan Year, or

(2)                                  Two hundred percent (200%) of the ACP for the prior Plan Year of the Participants who were Non-Highly Compensated Employees for such prior Plan Year; provided, however, that the ACP for the current Plan Year of the Participants who are current Plan Year Highly Compensated Employees may not exceed the ACP for the prior Plan Year of the Participants who were Non-Highly Compensated Employees for the prior Plan Year by more than two (2) percentage points.

(b)                                 For purposes of this Article III B 5, the following definitions shall apply:

(1)                                  ACP.  The average of the “Contribution Percentages” of the “Eligible Participants” in a group.

(2)                                  Contribution Percentage.  The ratio (expressed as a percentage) of each Eligible Participant’s Contribution Percentage Amounts to the Participant’s Compensation for the entire Plan Year.  The Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his Accounts under two or more plans described in Section 401(a) of the Code, or arrangements described in Section 401(k) of the Code that are maintained by the Employer, shall be determined as if the total of the Contribution Percentage Amounts was made under each plan.

(3)                                  Contribution Percentage Amounts.  The sum of the Non-Qualified Matching Contributions (plus matching contributions or voluntary after-tax contributions under another plan) for the Plan Year.  Contribution Percentage Amounts shall not include Forfeitures of Matching Contributions that are used to correct Excess Aggregate Contributions or because the Contributions to which they related are Excess Deferrals, Excess Contributions or Excess Aggregate Contributions.  The Employer may elect to include in Contribution Percentage Amounts Salary Reduction Contributions, so long as the ADP Test is met before Salary Reduction Contributions are used in the ACP Test and continues to be met following the exclusion of those Salary Reduction Contributions that are used to meet the ACP Test.

(4)                                  Eligible Participant.  Any Employee who is eligible to make a Salary Reduction Contribution (if the Employer takes those contributions into account in the calculation of the Contribution Percentage Amounts), or to receive a Non-Qualified Matching Contribution (including Forfeitures from Non-Qualified Matching Contribution Accounts).

(5)                                  Excess Aggregate Contributions.   With respect to any Plan Year, the excess of:  (i) the aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Participants who are Highly Compensated Employees for such Plan Year, over (ii) the maximum Contribution Percentage Amounts permitted by the ACP Test.  Excess Aggregate Contributions shall be determined after first determining Excess Contributions and the Excess Elective Deferrals.

(c)                                  For purposes of this Article III B 5, the following special rules apply:

(1)                                  If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

(2)                                  In the event that this Plan satisfies the requirements of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy these requirements of the Code only if aggregated with this Plan, this Article III B 5 shall be applied by determining the Contribution Percentage Amounts of Employees as if all those plans were a single plan.  Any adjustments to Non-Highly Compensated Employee ACP for the prior Plan Year will be made in accordance with IRS Notice 98-1 (or superseding IRS guidance).   Plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year, and use the same ACP Testing method.

(3)                                  Voluntary contributions are considered to have been made in the Plan Year in which they are contributed to the applicable trust.  Matching Contributions shall be considered to be made for a Plan Year if made no later than the end of the twelve (12) month period beginning on the day after the close of the Plan Year.

(4)                                  The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP Test.

(5)                                  The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed in the Regulations.

(d)                                 (1)                                  Notwithstanding any other provisions of the Plan, each Highly Compensated Participant’s share of the “Excess Aggregate Contributions”, plus any income and minus any losses allocable to the Excess Aggregate Contributions, shall be forfeited, to the extent non-vested, and to the extent vested distributed no later than the last day of the following Plan Year to the Highly Compensated Participants who were allocated such Excess Aggregated Contributions for the preceding Plan Year.  Excess Aggregate Contributions are allocated to the Highly Compensated Employees with the largest Contribution Percentage Amounts taken into account in the ACP Test for the Plan Year in which the excess arose, beginning with the Participant with the largest amount of such Contribution Percentage Amounts and continuing in descending order until all Excess Aggregate Contributions have been allocated.  For this purpose, the “largest amount” is determined after any prior distribution of Excess Aggregate Contributions.  The Employer, however, will incur an excise tax of ten percent (10%) of the Excess Aggregate Contributions not distributed within two and one-half (2½ months after the close of the Plan Year.  The Administrator shall first determine whether the Highly Compensated Employees have made Excess Deferrals or Excess Contributions before it determines Excess Aggregate Contributions for the Plan Year.

(2)                                  Each Highly Compensated Participant’s share of Excess Aggregate Contributions shall be forfeited or distributed, as applicable, from the Participant’s Non-Qualified Matching Contribution Account.

(3)                                  The income or loss allocable to Excess Aggregate Contributions allocated to each Highly Compensated Employee is the income or loss allocable to the Participant’s Non-Qualified Matching Contribution Account and, if applicable, Elective Deferral Account for the Plan Year, multiplied by a fraction, the numerator of which is the Participant’s Excess Aggregate Contributions for the year and the denominator of which is the Participant’s Account balance(s) attributable to Contribution Percentage Amounts (excluding any income or loss occurring during such Plan Year).

6.                                       (a)                                  If one or more Highly Compensated Employees participate in both a cash or deferred arrangement (“CODA”) and a plan subject to the ACP Test maintained by the Employer, and the sum of the Average ADP and ACP of those Highly Compensated Employees exceeds the “Aggregate Limit” (as defined below), then the Contribution Percentage Amounts of those Highly Compensated Employees who also participate in a CODA shall be reduced in the manner prescribed in Article III B 5 above (beginning with the Highly Compensated Employee whose Contribution Percentage Amount is the highest) so that the Aggregate Limit is not exceeded.  The amount by which each Highly Compensated Employee’s Contribution Percentage Amount is reduced shall be treated as an Excess Aggregate Contribution.  The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP Test and ACP Test and are deemed to be the maximum permitted under such tests for the Plan Year.  “Multiple use” does not occur if both the average ADP and the ACP of the Participants who are Highly Compensated Employees does not exceed 1.25 multiplied by the ADP and the ACP of the Participants who are Non-Highly Compensated Employees.

(b)                                 For purposes of this Article III B 6, the term “Aggregate Limit” shall mean the sum of: (i) one hundred twenty-five percent (125%) of the greater of the ADP of the Non-Highly Compensated Employees for the prior Plan Year or the ACP of the Non-Highly Compensated Employees for the prior Plan Year; and (ii) the lesser of two hundred percent (200%) of, or two percentage points plus, the lesser of such prior Plan Year ADP or ACP; provided, however, that “lesser” shall be substituted for “greater” in “(i)” above, and “greater” shall be substituted for “lesser” after “two percentage points plus” in “(ii)” above if such substitution results in a larger Aggregate Limit.

7.                                       Salary Reduction Contributions (and income allocable to each) shall not be distributed to a Participant or his Beneficiary or Beneficiaries, earlier than Separation from Service, death, or Permanent Disability; except that these amounts may be distributed upon:

(a)                                  Termination of the Plan without the establishment of another defined contribution plan, other than an employee stock ownership plan (as defined in Code Section 4975(e)(7), a simplified employee pension (as defined in Code Section 408(k)) or a simple IRA plan (as defined in Code Section 408(p)).

(b)                                 The disposition by a corporate Employer to an unrelated corporation of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used in a trade or business of such Employer if the corporation continues to maintain this Plan after the disposition, but only with respect to Participants who continue employment with the corporation acquiring such assets.

(c)                                  The disposition by a corporate Employer to an unrelated entity of the corporation’s interest in a Subsidiary if the corporation continues to maintain this Plan, but only with respect to Participants who continue employment with the Subsidiary.

(d)                                 The attainment of age 59½.

(e)                                  The Hardship of the Participant as provided in Article VI D below.

C.                                     Transfer Contributions.  An Employee within the class covered by the Plan, regardless of whether he has satisfied the applicable service or age eligibility requirements, may transfer, rollover, or caused to be transferred or rolled over, to the Trustee, from a plan qualified under Section 401 of the Code, directly, indirectly, or through a qualified individual retirement account, such funds as the Plan Administrator determines to qualify under the Code as a rollover contribution or as a direct trustee-to-trustee transfer not constituting a taxable distribution to the Employee.  A Participant’s Vested Benefit shall be one hundred percent (100%) of the Accrued Benefit of his Transfer Account at all times.

ARTICLE IV

ACCRUED BENEFITS

A.                                   Participant Accounts.  The Administrator shall establish and maintain as a continuing record of the Accrued Benefit of each Participant, to the extent applicable, a Regular Account, a Transfer Account, an Elective Deferral Account and a Non-Qualified Matching Contribution Account.

B.                                     Valuation of Non-Self Directed Fund and Allocation of Non-Self Directed Fund Earnings.  The Trustee shall determine the fair market value of the assets of the Non-Self Directed Fund as of each Valuation Date.  In the valuation, no amount shall be included or accrued for any Employer contributions (which shall instead be accounted for as provided in Article IV C below) with respect to that Plan Year received by Trustee or determined by Employer, but not yet received; and the amount of any unpaid cost, fees or expenses shall be accrued and deducted as a liability in such amount as the Administrator shall direct.  If any assets are invested in the common trust fund, the valuation of those assets shall be based on the Trustee’s valuation of such common trust fund concurrently with or most recently preceding the Valuation Date.

Subject to Article XI below, the Administrator shall allocate the adjusted value of the Non-Self Directed Fund as so determined among the Accounts invested in the Fund in the same proportion that the Accrued Benefit of each on the next preceding Valuation Date bore to the total Accrued Benefit of all Participants on the preceding Valuation Date who remain Participants on the current Valuation Date.  Earnings and losses within the Individual Investment Funds shall be allocated as provided in Article XI below.

C.                                     Allocations of Contributions.

1.                                       The Administrator shall allocate the Profit-Sharing Contributions for the Plan Year (and all Forfeitures from Regular Accounts for the Plan Year) among the Regular Accounts of the eligible Participants who are still employed by the Employer on the last day of the Plan Year (or who Separated from Service during the Plan Year on account of death, Permanent Disability or retirement at or after age 59½) in accordance with the following formula.  Each such eligible Participant’s Regular Account shall be credited with that portion of the Profit-Sharing Contributions and Forfeitures from Regular Accounts for the Plan Year which bears the same ratio to total Profit-Sharing Contributions and Regular Account Forfeitures for the Plan Year as the Participant’s Compensation for the Plan Year bears to the total Compensation of all eligible Participants for the Plan Year.  No requirement that a Participant remain employed on the last day of the Plan Year shall be applied for a Plan Year if application of the requirement would cause the Plan to violate Section 410(b) of the Code.

2.                                       The Administrator shall allocate each Participant’s Salary Reduction Contributions to the Participant’s Elective Deferral Account as of the Valuation Date coincident with or immediately following the date of contribution.  Non-Qualified Matching Contributions made on behalf of a Participant shall be allocated to the Participant’s Non-Qualified Matching Contribution Account as of the earlier of the last day of the Plan Year for which made or the Valuation Date coincident with or immediately following the date of contribution.

D.                                    Forfeitures.  All Forfeitures from Regular Accounts shall be allocated first to reinstate previously forfeited account balances under Article V D 2 below, with any remainder allocated as in the same manner as Profit Sharing Contributions under Article IV C above.  Forfeitures from Non-Qualified Matching Contribution Accounts shall be reallocated first to reinstate previously forfeited account balances under Article V D 2 below, with any remainder allocated as part of the Employer’s Non-Qualified Matching Contribution for the Plan Year of Forfeiture in the manner provided in Article IV C above.

E.                                      Limitations on Annual Additions.  This Article IV E shall take precedence over any contrary provisions of the Plan.

1.                                       For purposes of this Article IV E, the following definitions shall apply:

a.                                       Annual Addition.  The sum of the following amounts allocated on behalf of a Participant for a Limitation Year:

(1)                                  all Employer contributions;

(2)                                  all Salary Reduction Contributions (including Excess Elective Deferrals and Excess Contributions);

(3)                                  all Forfeitures;

(4)                                  all amounts allocated, after March 31, 1984, to an individual medical account, as defined in Section 415(l)(l) of the Code, which is part of a defined benefit pension plan or annuity plan maintained by the Employer; and

(5)                                  all amounts derived from contributions paid or accrued, which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer.

(b)                                 Compensation.  Section 415 total earnings which is actually paid or made available to a Participant within the Limitation Year.  For Limitation Years beginning after 1997, Compensation shall include any elective deferral (as defined in Code Section 402(g)(3)) and any amount which is contributed or deferred by the Employer at the election of the Employee and is excludable from the Employee’s gross income under Code Section 125 or 457.

(c)                                  Defined Benefit Fraction.   A fraction, the numerator of which is the sum of the Participant’s projected annual benefits under all of the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of one hundred twenty-five percent (125%) (or one hundred percent (100%) for any Limitation Year in which the Plan is a Top-Heavy Plan and the exceptions under Code Section 416(b)(2) or (3) are not applicable) of the dollar limitation determined for the Limitation Year under Sections 415(b) and (d) of the Code, or one hundred forty percent (140%) of the highest average compensation, including any adjustments under Section 415(b) of the Code.

Notwithstanding the above, if the Participant was a Participant as of the first day of the first Limitation Year beginning after 1986 in one or more defined benefit plans maintained by the Employer which were in existence on May 5, 1986, the denominator of this fraction will not be less than one hundred twenty-five percent (125%) of the sum of the annual benefits under such plans which the Participant had accrued as of the end of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan after May 5, 1986.  The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 as in effect for all Limitation Years beginning before January 1, 1987.

(d)                                 Defined Contribution Dollar Limitation. $30,000 as adjusted under Section 415(d) of the Code.

(e)                                  Defined Contribution Fraction.  A fraction, the numerator of which is the sum of the Annual Additions to the Participant’s accounts under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant’s nondeductible voluntary contributions to all defined benefit plans, whether or not terminated, maintained by the Employer, and the Annual Additions attributable to all welfare benefit funds or individual medical accounts, as defined in Sections 419(e) and 415(e)(2) of the Code), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years with the Employer (regardless of whether a defined contribution plan was maintained by the Employer).  The maximum aggregate amount in any Limitation Year is the lesser of one hundred twenty-five percent (125%) (or one hundred percent (100%) for any Limitation Year in which the Plan is a Top-Heavy Plan and the exceptions under Code Section 416(h)(2) or (3) are not applicable) of the dollar limitation in effect under Section 415(c)(1)(A) of the Code or thirty-five percent (35%) of the Participant’s Compensation for such year.

If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan.  Under the adjustment, an amount equal to the product of (i) the excess of the sum of the fraction over 1.0 times (ii) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction.  The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987.  This adjustment also will be made disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.  The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all Employee contributions as Annual Additions.

(f)                                    Employer.  The Employer that adopts this Plan.  In the case of a group of employers which constitutes (i) a controlled group of corporations (as defined in Section 414(b) of the Code, as modified by Section 415(h)), (ii) a trade or business (whether or not incorporated) under common control (as defined in Section 414(c) and modified by Section 415 (h)), (iii) an affiliated service group (as defined in Section 414(m)), or (iv) any other entity required to be aggregated with the Employer pursuant to Section 414(o) of the Code, all such employers shall be considered a single employer for purposes of applying the limitations of this Article.

(g)                                 Excess Amount.  The excess of the Participant’s Annual Additions for the Limitation Year over the Maximum Permissible Amount.

(h)                                 Limitation Year.  The calendar year.  All qualified plans maintained by the Employer must use the same Limitation Year.  If the Limitation Year is amended to a different twelve (12) month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

(i)                                     Maximum Permissible Amount.  For any Limitation Year, the maximum Annual Addition that can be allocated or contributed to a Participant’s Accounts shall not exceed the lesser of:  (i) the Defined Contribution Dollar Limitation for the Limitation Year; or (ii) 25% of the Participant’s Compensation for the Limitation Year.  If a short Limitation Year is created because of an amendment changing the Limitation Year to a different twelve (12) consecutive month period, the Maximum Permissible Amount shall not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

Number of months in the short Limitation Year

12

(j)                                     Projected Annual Benefit.  The annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if the benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the plan in question assuming:

(1)                                  the Participant will continue employment until normal retirement age under the plan (or current age, if later), and

(2)                                  the Participant’s compensation for the current limitation year and all other relevant factors used to determine benefits under the plan will remain constant for all future limitation years.

2.                                       Limitation For Participants Not Participating In Any Other Qualified Plan of Employer.

(a)                                  If the Participant has never participated in another qualified plan or welfare benefit fund (as defined in Section 419(e) of the Code) maintained by the Employer or an individual medical account (as defined in Section 415(l)(2) of the Code) maintained by the Employer which provides an Annual Addition, the amount of Annual Additions which may be credited to the Participant’s accounts for any Limitation Year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan.  If any Employer contribution that would otherwise be contributed or allocated to the Participant’s Accounts would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

(b)                                 Prior to the determination of the Participant’s actual Compensation for a Limitation Year, the Maximum Permissible Amount may be determined on the basis of the Participant’s estimated annual Compensation for such Limitation Year.  The estimated annual Compensation shall be determined on a reasonable basis and shall be uniformly determined for all Participants similarly situated.

(b)                                 As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for that Limitation Year shall be determined on the basis of the Participant’s actual Compensation for that Limitation Year.

(c)                                  If, pursuant to Article IV E 2(c) above, or as a result of the allocation of Forfeitures, there is determined to be an Excess Amount with respect to a Participant for a Limitation Year, the Excess Amount shall be disposed of in the following order:

(1)                                  Any Salary Reduction Contributions (plus income or gain allocable thereto) shall be returned to the Participant to the extent that the return would reduce the Excess Amount.

(2)                                  If the Participant is an active participant in the Plan at the end of the Limitation Year, any remaining Excess Amount shall be held in suspense and used to reduce Employer contributions for the Participant in the next Limitation Year, and in each succeeding Limitation Year if necessary so long as the Participant remains an active participant; and

(3)                                  If the Participant is not covered by the Plan at the end of the Limitation Year or any succeeding Limitation Year in which an Excess Amount remains, the remaining Excess Amount shall be held unallocated in an Excess Contribution Account.  The Excess Contribution Account shall be applied to reduce future Employer contributions for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary.  If an Excess Contribution Account is in existence at any time during a Limitation Year pursuant to this provision, it shall not participate in the allocation of the Trust’s investment gains and losses, and all amounts in the Suspense Account must be allocable or reallocated (if possible) to Participant accounts before any contributions for that Limitation Year.  Excess Amounts may not be distributed to Participants or former Participants.

3.                                       Limitation for Participants Participating In Any Other Qualified Defined Contribution Plans of Employer.

(a)                                  This section applies if, in addition to this Plan, the Participant is covered under another defined contribution plan, welfare benefit fund (as defined in Section 419(e) of the Code), or individual medical account (as defined in Section 415(1)(2) of the Code), which provides an Annual Addition, maintained by the Employer during any Limitation Year.  The Annual Additions which may be credited to a Member’s Accounts under this Plan for any such Limitation Year shall not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant’s Accounts under the other plans and welfare benefit funds for the same Limitation Year.  If the Annual Additions with respect to the Participant under such other defined contribution plans and welfare benefit funds maintained by the Employer are less than the Maximum Permissible Amount, and the Employer contribution that would otherwise be contributed or allocated to the Participant’s Accounts under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated hereunder shall be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount.  If the Annual Additions with respect to the Participant under the other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount shall be contributed or allocated to the Participant’s Account under this Plan for the Limitation Year.

(b)                                 Prior to the determination of the Participant’s actual Compensation for the Limitation Year, the amounts referred to in Article IV E 3(a) above may be determined on the basis of the Participant’s estimated annual Compensation for such Limitation Year.  Such estimated annual Compensation shall be determined on a reasonable basis and shall be uniformly determined for all Participant’s similarly situated.

(c)                                  As soon as is administratively feasible after the end of the Limitation Year, the amounts referred to in Article IV E 3(a) above shall be determined on the basis of the Participant’s actual Compensation for such Limitation Year.

(d)                                 If a Participant’s Annual Additions under this Plan and all such other plans result in an Excess Amount, the Excess Amount shall be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a welfare benefit fund or individual medical account shall be deemed to have been allocated first regardless of the actual allocation date.

(e)                                  If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan shall be the product of:  (1) the total Excess Amount allocated as of such date (including any amount which would have been allocated but for the limitations of Section 415 of the Code), times (2) the ratio of the Annual Additions allocated to the Participant as of such date under this Plan, to the total Annual Additions allocated as of such date under all qualified master or prototype defined contribution plans (determined without regard to the limitations of Section 415 of the Code).

(f)                                    Any Excess Amounts attributed to this Plan under this paragraph shall be disposed of as provided in Article IV E 2(d) above.

4.                                       Limitation for Employers with Qualified Defined Benefit Plans.  For Plan Years commencing prior to January 1, 2000 if the Employer maintains, or at any time maintained, a qualified defined benefit plan which covered or covers any Participant of this Plan, the sum of the Participant’s Defined Benefit Plan Fraction and Defined Contribution Plan Fraction shall not exceed 1.0 in any Limitation Year.  The Annual Additions which may be credited to the Participant’s Accounts under this Plan for any Limitation Year shall be limited so as to prevent the sum of the Participant’s Defined Benefit Plan fraction and Defined Contribution Plan fraction from exceeding 1.0 in any Limitation Year prior to 2000.

F.                                      Statements.  As soon as practical after each quarter, the Administrator shall prepare and furnish to each Participant a statement of the amount of his Accrued Benefit on the Valuation Date showing the amounts allocated under Articles IV B, IV C and IV D above and the amount of the Employer contributions.  In the event of any limitation on the amount of the allocation of Employer contributions under the provisions of this Article, the statement shall set forth a computation thereof.

ARTICLE V

VESTED BENEFITS

A.                                   Retirement.

A Participant may retire on his Normal Retirement Date.  If a Participant’s employment is continued beyond his Normal Retirement Date, he shall continue to be a Participant of the Plan until the date of his termination of active participation.  As of any Valuation Date coincident with or following a Participant’s Normal Retirement Date, a Participant who Separates from Service on or after his Normal Retirement Date shall be considered to have retired and shall have a non-forfeitable right to his entire Accrued Benefit as adjusted from time to time under Article IV.

B.                                     Disability.

1.                                       If the Administrator determines that a Participant has Separated from Service after incurring a Permanent Disability, the Participant shall have a non-forfeitable right to his entire Accrued Benefit as adjusted from time to time under Article IV.

2.                                       At any time after the commencement of disability of a Participant to meet the requirements of his normal employment, either the Participant or Employer may make application to the Administrator for a determination as to whether the disability is permanent.  Permanent Disability shall mean the physical or mental inability of a Participant to continue to meet the requirements of his normal employment or other suitable employment with Employer, which condition, in the opinion of a physician who shall be promptly selected by the Administrator (which opinion shall be conclusive for the purposes of the Plan), will be continuous for a period of at least twelve (12) months following the onset of permanent disability.

C.                                     Death.

Upon the death of a Participant prior to his Separation from Service, the Participant shall have a non-forfeitable right to his Accrued Benefit as adjusted from time to time under Article IV.

D.                                    Other Separations From Service.

3.                                       Except for those cases in which death or permanent disability occurs before Separation of Service or in which the Participant retires under Article V A above, in the event of a Separation from Service of a Participant, the Participant shall have a non-forfeitable right to the entire Accrued Benefit of his Elective Deferral Account and Transfer Account, as adjusted from time to time under Article IV, and that percentage of the Accrued Benefit of his Regular Account and Non-Qualified Matching Contribution Account, if any, as adjusted from time to time under Article IV, determined on the basis of his or her Years of Service in accordance with the following vesting schedule:

Years of Service	Vested Percentage	Non-Vested Percentage

Less than 1	0%	100%
1	20%	80%
2	40%	60%
3	60%	40%
4	80%	20%
5 or more	100%	0%

4.                                       The portion of the Accrued Benefit of a Participant’s Regular Account and Non-Qualified Matching Contribution Account which is not included in the Vested Benefit of a Participant on a Separation from Service under Article V D 1 above shall be forfeited.  Forfeiture of amounts not previously forfeited in Plan Years commencing prior to the Effective Date shall occur upon the earlier of:  (a) the last day of the Plan Year in which the Participant receives (or is deemed to have received) a distribution of his Vested Benefit; or (b) the date the Participant has incurred five (5) consecutive one (1) year Breaks in Service.  For purposes of this Article V D 2, a Participant whose Vested Benefit is zero (0) shall be deemed to have received a distribution of his Account balances as of the end of the Plan Year following the Plan Year in which his termination of active participation occurs.  If a former Participant whose entire Vested Benefit was previously distributed or deemed distributed, is re-employed before he has incurred five (5) consecutive one (1) year Breaks in Service, the previously forfeited amount of the former Participant’s Accounts shall be restored if the former Participant repays to the Plan any amount previously distributed to him from his Regular Account and Non-Qualified Matching Contribution Account prior to the earlier of (a) incurring five (5) consecutive one (1) year Breaks in Service, or (b) five (5) years after the first date on which the Participant is subsequently reemployed.

5.                                       Restoration shall occur as of the date of repayment.  If the Participant was deemed to have received a distribution of his Account Balance, no repayment shall be required for restoration upon return to employment, and restoration shall occur as of the date of re-employment.  The restored Accounts shall not reflect any investment income, gains or losses of or other adjustments to the Non-Self Directed Fund which would have been allocated to the Accounts had there been no Forfeiture.  Restoration by the Employer of the forfeited portion of the Accounts shall be made pursuant to a special allocation to the re-employed Participant’s Accounts of Forfeitures occurring during the Plan Year of re-employment, with the special allocation of Forfeitures to be made prior to any allocation of Forfeitures under the usual allocation provisions of the Plan.  If the amount of specially allocated Forfeitures is insufficient to restore fully the forfeited portion of the reemployed Participant’s Accounts, the Employer, in its sole discretion, shall either (a) contribute to the Plan and make a special allocation to the re-employed Participant’s Accounts of such additional amounts as are necessary to eliminate the deficiency, or (b) make a special allocation of the investment income and gains of the Non-Self Directed Fund to the re-employed Participant’s Accounts prior to the usual allocation of income and gains, so as to eliminate the deficiency.

6.                                       If a distribution is made to a Participant when the Participant has a nonforfeitable right to less than all of the Accrued Benefit, then a separate account will be established for the participant’s interest in the plan as of the time of the distribution, and at any relevant time the Participants nonforfeitable portion of the separate account will be equal to an amount (“X”) determined by the formula:

X=P(AB + (R x D)) - (R x D)

For purposes of applying the formula:  P is the nonforfeitable percentage at the relevant time, AB is the account balance at the relevant time, D is the amount of the distribution, and R is the ratio of the account balance at the relevant time to the account balance after distribution.

E.                                      Computation of Years of Service.

1.                                       The Plan Year shall be the vesting computation period used to measure completion of Years of Service.  If an Employer changes its Plan Year, an Employee who completes at least one thousand (1,000) Hours of Service in both (a) the vesting computation period under the Plan before the amendment, which period began before the first vesting computation period after the amendment, and (b) the first twelve (12) month Plan Year resulting from the amendment, shall be credited with two (2) Years of Service for vesting purposes.

2.                                       For purposes of determining the Vested Benefit of a Participant, all Years of Service shall be included, except that in the case of a Participant who has five (5) or more consecutive one (1) year Breaks in Service, all Years of Service after the period of consecutive Breaks in Service shall be disregarded for the purposes of determining the Participant’s vesting in his Accounts that accrued before the consecutive Breaks in Service.  The Participant’s pre-Break in Service Years of Service shall be taken into account in determining his vesting in his post-Break in Service Account balances.

ARTICLE VI

DISTRIBUTION OF BENEFITS

A.                                   Segregation or Distribution of Accounts.

1.                                       Upon termination of active participation of a Participant, the Administrator shall notify the Trustee and the Participant or his Beneficiary within one hundred fifty (150) days after the last day of the Plan Year in which termination of active participation occurs, as to the amount of the former Participant’s Vested Benefit, if any, and the method of distribution for any Vested Benefit.  Within thirty (30) days after notification, the Trustee shall distribute any amount of Vested Benefit directed by the Administrator and shall either hold the Participant’s remaining Vested Benefit in the Non-Self Directed Fund or the Individual Investment Fund, as applicable, or, if so directed by the Administrator, segregate any remaining Vested Benefit and hold and invest that amount as a Segregated Account separate from the Non-Self Directed Fund.  In any event, however, the periods specified in the two (2) preceding sentences of this Article VI A 1 shall be reduced in the case of a Participant’s retirement on or after the Participant’s Normal Retirement Date to the extent necessary so that the payment of his benefits will commence not later than the sixtieth (60th) day following the close of the Plan Year in which normal retirement occurs, unless payment is deferred in accordance with the Plan.  There shall be no adjustment to the amount of Vested Benefit attributable to the Non-Self Directed Fund for any income, expense, gain or loss allocable thereto and no liability for any income or gain thereon with respect to that period between the last preceding Valuation Date (including any special Valuation Date) and the date of distribution or segregation.

2.                                       Notwithstanding anything to the contrary in Article VI A 1 above, if the Administrator, in its sole discretion, shall determine that it is in the best interest of the former Participant or of the other accounts held in the Non-Self Directed Fund, a former Participant’s Vested Benefit or a portion thereof, shall be held in a segregated Account until fully distributed.

3.                                       The Trustee may commingle the Segregated Accounts of former Participants and invest and administer them as one or more units.  The Segregated Fund shall be invested by Trustee in bonds, notes, money market mutual funds, time deposit accounts or other evidences of indebtedness which Trustee, in its discretion, shall select primarily on the basis of protection from a decline in principal value.

B.                                     Method of Distribution.

1.                                       Distribution of the Vested Benefit of a former Participant’s Accounts and the income thereon to a former Participant or his Beneficiary shall be made by the Trustee in accordance with directions which shall be given by the Administrator.

2.                                       Subject to Article VII below, distribution shall be made in the form of a lump sum cash payment of the Participant’s entire Accrued Benefit; provided, however, that at the

Participant’s written election, any whole shares of Employer stock allocated to his Accounts may be distributed in kind (with the value of any fractional shares distributed in cash).

C.                                     Commencement and Amount(s) of Distribution.

1.                                       (a)                                  Subject to Article VII and Article VI C 2 through 4 below, in the case of retirement, Permanent Disability or death of a Participant, the payment of his Vested Benefit shall begin not later than the sixtieth (60th) day following the close of the Plan Year in which Normal Retirement occurs, or the one hundred eightieth (180th) day following the close of the Plan Year in which death, Permanent Disability or Early Retirement occurs unless the Participant or Beneficiary elects to defer the commencement of benefits to a date no later than is permitted under the other provisions of the Plan requiring commencement.

(b)                                 Subject to Article VII and Article VI C 2 through 4 below, in the case of a termination of active participation for any reason other than retirement, Permanent Disability or death, the payment of a Participant’s Vested Benefit shall begin not later than one hundred eighty (180) days after the end of the Plan Year in which termination of active participation occurs.

1.                                       Except in the case of a Participant described in Article VI C 1(a) above who elects otherwise, in no event will distribution commence later than the sixtieth (60th) day after the last occurring of the following:

(1)                                  the close of the Plan Year in which the Participant reaches his Normal Retirement Date;

(2)                                  the close of the Plan Year in which the termination of service occurs; or

(3)                                  the close of the Plan Year in which occurs the tenth (10th) anniversary of the Plan Year in which the Employee became a Participant.

2.                                       This Article VI C 3 shall apply to all distributions and, subject to Article VII, shall take precedence over any contrary plan provision.

(a)                                  All distributions required under this Article shall be determined and made in accordance with the Regulations under Section 401(a)(9) of the Code, including the minimum distribution incidental death benefit requirement of Section 1.401(a)(9)-2 of the Regulations.

(b)                                 The entire benefit of a Participant must be distributed in a lump sum no later than the Participant’s Required Beginning Date.

(c)                                  Upon the death of the Participant prior to distribution of his entire Benefit, the Participant’s Benefit shall be distributed to his Beneficiaries in a lump sum as soon as practicable after the Beneficiaries elect to receive distribution but in no event later than December 31st of the calendar year containing the fifth (5th) anniversary of the Participant’s death.

(d)                                 For purposes of this Article VI C 3, the following definitions shall apply:

(2)                                  Beneficiary.  The individual  (or entity) who is designated as the Beneficiary under the Plan in accordance with Section 401(a)(9) of the Code and the Regulations thereunder.

(2)                                  Participant’s Benefit.

(i)                                     The Participant’s entire Vested Benefit as of the last Valuation Date immediately preceding the date of distribution.

(3)                                  Required Beginning Date.

(i)                                     The Required Beginning Date of a Participant other than a five percent (5%) owner is the first day of April of the calendar year following the later of the calendar year in which the Participant attains age seventy and one-half (70½) or the calendar year in which the Participant retires.

(ii)                                  The Required Beginning Date of a Participant who is a five percent (5%) owner is the first day of April following the calendar year in which the Participant attains age seventy and one-half (70½);

(iii)                               A Participant is treated as a five percent (5%) owner for purposes of this Article VI C 3 if the Participant is a five percent (5%) owner as defined in Section 416(i) of the Code (determined in accordance with Section 416 but without regard to whether the Plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which the Participant attains age sixty-six and one-half (66½) or any subsequent Plan Year.

4.                                       (a)                                  If the present value of a Participant’s Vested Benefit exceeds the Applicable Amount, and the Vested Benefit is “immediately distributable” to the Participant, the Participant must consent to any distribution of his Vested Benefit.  Additionally, if the present value of the Participant’s Accounts to which Article VII applies (an “Article VII Account”) exceeds the Applicable Amount, and the Account is “immediately distributable”, the Participant’s spouse, if any, must consent to any distribution of that Article VII Account.  A Vested Benefit or Article VII Account is “immediately distributable” if any part of the Vested Benefit or Account could be distributed to the Participant before the Participant attains (or would have attained, if not deceased)

age sixty-two (62).  If a Participant whose immediately distributable Vested Benefit or Article VII Account exceeds the Applicable Amount does not consent to a distribution of his Vested Benefit in the Plan Year following termination of his active participation or, where applicable, his spouse does not consent to a distribution of an Article VII Account, distribution of his Vested Benefit (or the Article VII Account, as applicable) shall be deferred until the 60th day of the Plan Year following the first Plan Year in which the Vested Benefit (or Article VII Account, as applicable) is no longer “immediately distributable” unless the Participant (with his spouse’s consent, if necessary) consents to distribution in an earlier year.  Where required, the consent of the Participant (and, if applicable, his spouse) to commencement of distribution shall be obtained in writing within the ninety (90) day period ending on the “annuity starting date.”  The “annuity starting date” is the first day of the first period for which an amount is paid in any form.  The Plan Administrator shall notify the Participant (and, if applicable, his spouse) of the right to defer any distribution until the Participant’s Vested Benefit is no longer “immediately distributable.”  The notice shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Section 417(a)(3) of the Code, and shall be provided no less than thirty (30) days and no more than ninety (90) days prior to the annuity starting date.  The Participant shall have at least thirty (30) days from the date of the notice to elect or reject an immediate distribution, but may waive the thirty (30) day waiting period unless the distribution is subject to Article VII below.

(a)                                  Notwithstanding the foregoing, only the Participant need consent to the commencement of distribution in the form of a Qualified Annuity while the Participant’s Vested Benefit is immediately distributable.  The consent of the Participant (and, if applicable, his spouse) shall not be required to the extent that a distribution is required to satisfy Section 401(a)(9) or Section 415 of the Code.  In addition, upon termination of this Plan, if the Plan does not offer an annuity option (purchased from a commercial provider), and if the Employer or any entity within the same controlled group as the Employer does not maintain another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code), the Participant’s Vested Benefit may, without the Participant’s consent, be distributed to the Participant.  However, if any entity within the same controlled group as the Employer maintains another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code) then the Participant’s Vested Benefit will be transferred, without the Participant’s consent, to the other plan if the Participant does not consent to an immediate distribution.

D.                                    Hardship Distributions.

1.                                       Distribution of a Participant’s Salary Reduction Contributions (and income accrued thereon, limited as of December 31, 1988) may be made to a Participant in the event of “Hardship.”  A Participant’s request for a Hardship distribution shall be made on such forms as the Administrator may require.  The decision to make, and the amount of, any Hardship distribution shall be determined by the Administrator in its sole discretion.

2.                                       For the purposes of this Article VI D, Hardship is defined as an immediate and heavy financial need of the Participant where distribution is necessary to satisfy the need. On a uniform and non-discriminatory basis, the Administrator shall have the discretion to limit the financial needs that may be considered immediate and heavy for purposes of the Hardship distribution rules to:  (a) deductible medical expenses (within the meaning of Section 213(d) of the Code) of the Participant, the Participant’s spouse, children, or dependents; (b) the purchase (excluding mortgage payments) of a principal residence for the Participant; (c) payment of tuition for the next quarter or semester of post-secondary education for the Participant, the Participant’s spouse, children or dependents; or (d) the need to prevent the eviction of the Participant from, or a foreclosure on the mortgage of, the Participant’s principal residence.

3.                                       The following are the only circumstances in which a distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Participant:

(a)                                  The Participant has obtained all distributions, other than Hardship distributions, and all nontaxable loans under all plans maintained by the Employer;

(b)                                 All plans maintained by the Employer provide that the Participant’s elective deferrals (and other employee contributions) will be suspended for twelve (12) months after the receipt of the Hardship distribution;

(c)                                  The distribution is not in excess of the amount of the Participant’s immediate and heavy financial need; and

(d)                                 All plans maintained by the Employer provide that the Participant may not make elective deferrals for the calendar year immediately following the calendar year of the Hardship distribution in excess of the applicable limit under Section 402(g) of the Code for such subsequent year less the amount of such Participant’s elective deferrals for the year of the Hardship distribution.

E.                                      Spousal Survivors Benefit and Beneficiary Designation.

1.                                       (a)                                  Anything in this Article VI to the contrary notwithstanding, a mandatory survivor benefit shall apply to every Participant or former Participant.

(b)                                 Upon the death of a married Participant or former Participant covered by the mandatory spousal survivor benefit, his entire Vested Benefit (excluding the amount of any outstanding loans secured by the Participant’s Accrued Benefit) under the Plan shall be paid within a reasonable time to his surviving spouse (subject to the spousal Beneficiary’s right to defer distribution as provided in Article VI C 1), and adjusted for gains and losses in the same manner as other Account balances are adjusted pending distribution.  If, however, there is no surviving spouse or if the Participant waives the mandatory survivor benefit and the surviving spouse consented in the manner set forth in Article VII B for a Qualified Election (other than the notice requirements therefor) to the designation of another Beneficiary by the Participant, the Accrued Benefit shall be paid to the designated Beneficiary pursuant to the distribution provisions of the Plan which would apply in the absence of this subparagraph.

2.                                       Any Beneficiary designation under this Article VI shall be in the form prescribed by the Administrator and shall be effective only when executed by the Participant and, if applicable, his spouse, and filed with the Administrator by the Participant.  A Participant may, from time to time in like manner, revoke the beneficiary designation and such action shall not require the consent of any Beneficiary.  A Participant (with the consent of his spouse, if applicable) may designate multiple, contingent or successive beneficiaries, and specify the proportionate distribution to each Beneficiary.

3.                                       In the absence of an effective Beneficiary designation, the Administrator shall direct the Trustee to distribute the Participant’s undistributed Vested Benefits to the Participant’s surviving spouse, if any, or, if there is no surviving spouse, then to the estate of the Participant.

4.                                       If the Beneficiary shall survive the Participant, but shall die before the entire Vested Benefit of the former Participant has been paid, then, absent any other provision by the Participant, the unpaid amount shall be payable to the estate of the deceased Beneficiary.

5.                                       If multiple Beneficiaries are designated, absent express provision by the Participant, those named or the survivors of them, shall share equally any benefits payable under this Plan.

F.                                      Portability.  Anything in this Article to the contrary notwithstanding, a Distributee may elect at the time and in the manner prescribed by the Plan Administrator to have all or any portion of his Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

G.                                     Missing Participants and Beneficiaries.  If the Accrued Benefit payable to any Participant or Beneficiary remains unpaid solely due to the Plan Administrator’s inability to locate the distributee after diligent efforts to ascertain his or her whereabouts, the amount so distributable shall be treated as a Forfeiture and reallocated in accordance with the provisions of the Plan dealing with Forfeitures of Non-Qualified Matching Contributions.  If the distributee is later located, such benefit plus the earnings that would have accrued thereon shall be restored.

ARTICLE VII

ANNUITY PROVISIONS

A.                                   Application.

This Article shall only apply to the Transfer Account of a Participant in cases in which the Plan is a direct or indirect transferee of a plan to which the survivor annuity requirements of Sections 401(a)(11)(A) and 417 of the Code apply.  This Article shall take precedence over any conflicting provision in this Plan.

B.                                     Definitions.

For purposes of this Article, the following definitions shall apply:

1.                                       Annuity Starting Date.  The first date on which an amount is distributed as an annuity or in any other form.

2.                                       Election Period.  The period which begins on the first day of the Plan Year in which the Participant attains age thirty-five (35) and ends on the date of the Participant’s death.  If a Participant Separates from Service prior to the first day of the Plan Year in which age thirty-five (35) is attained, the Election Period shall begin on the date of Separation from Service with respect to the Account balances as of the date of separation.

1.                                       Earliest Retirement Age.  The earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

2.                                       Pre Age Thirty-Five (35) Waiver.  A Participant who will not attain age thirty-five (35) as of the end of any current Plan Year may make a special Qualified Election to waive the Qualified Pre-Retirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age thirty-five (35).  The Administrator shall provide to the Participant a written explanation of the Qualified Pre-Retirement Survivor Annuity in such terms as are comparable to the explanation required under Article VII E below.  Qualified Pre-Retirement Survivor Annuity coverage shall be reinstated as of the first day of the Plan Year in which the Participant attains age thirty-five (35), and any new waiver thereafter shall be subject to the full requirements of this Article.

3.                                       Qualified Election.  A waiver of a Qualified Annuity or a Qualified Pre-Retirement Survivor Annuity by a married Participant (or, if deceased, by his spouse).  Any waiver of a Qualified Annuity or a Qualified Pre-Retirement Survivor Annuity by a married Participant or spouse shall not be effective unless:  (a) the Spouse consents in writing to the election; (b) the election designates a specific beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent); (c) the Spouse’s consent acknowledges the effect of the election; and (d) the Spouse’s consent is witnessed by a Plan representative or notary public.  Additionally, a Participant’s waiver of the Qualified Annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent).  If it is established to the satisfaction of a Plan representative that there is no Spouse or that the Spouse cannot be located, the Participant’s waiver will be deemed a Qualified Election.

Any consent by a Spouse obtained under this provision (or establishment that the consent of a Spouse may not be obtained) shall be irrevocable by that Spouse but shall be effective only with respect to that Spouse.  A consent that permits designations by the Participant without any requirement of further consent by the Spouse must acknowledge that the Spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of these rights.  A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits.  The number of revocations shall not be limited.

4.                                       Qualified Annuity.  In the case of an unmarried Participant, an immediate  life annuity.  In the case of a married Participant, an immediate annuity for the life of the Participant with a survivor annuity for the life of the Participant’s Spouse which is fifty percent (50%) of the amount of the annuity payable during the joint lives of the Participant and the Spouse and which is the amount of benefit which can be purchased with the Participant’s Vested Benefit.

5.                                       Qualified Pre-Retirement Survivor Annuity.  An annuity for life of a Participant’s Surviving Spouse, the payments under which are equal to the amount of benefits that can be purchased with fifty percent (50%) of the Participant’s Vested Benefit as of the last day of the Plan Year in which occurs the Participant’s death.  The amount of the Participant’s employee-derived Account balances allocated to the Qualified Pre-Retirement Survivor Annuity for the Surviving Spouse shall be the same proportion as the employee-derived Account balances bear to the total Accrued Benefit of the Participant.

6.                                       Spouse (Surviving Spouse).  The spouse or surviving spouse of the Participant, provided that a former spouse will be treated as the spouse or surviving spouse (and a current spouse will not be treated as a spouse or former spouse) to the extent provided under a qualified domestic relations order described in Section 414(p) of the Code.

7.                                       Vested Benefit.  For purposes of this Article, Vested Benefit shall have the meaning set forth in Article I and shall include the proceeds of all insurance contracts, except that loans outstanding on the Annuity Starting Date which are secured by the Participant’s Accrued Benefit shall be excluded.

C.                                     Distribution of Qualified Annuity.

Unless an optional form of benefit is selected pursuant to a Qualified Election within the ninety (90) day period ending on the Annuity Starting Date, the Vested Benefit of a Participant shall be paid in the form of a Qualified Annuity pursuant to the purchase of annuity contracts which comply with the terms of this Plan.  The Participant may elect to have the annuity contract distributed upon attainment of the Earliest Retirement Age under the Plan.

D.                                    Distribution of Qualified Pre-Retirement Survivor Annuity.

Unless an optional form of benefit has been selected pursuant to a Qualified Election (made within the Election Period unless the Qualified Election is by the Surviving Spouse, if a married Participant or married former Participant covered by this Article dies before the Annuity Starting Date, then the applicable portion of the Participant’s Vested Benefit shall be applied toward the purchase of a Qualified Pre-Retirement Survivor Annuity contract which complies with the terms of this Plan and will provide payments to the Participant’s Surviving Spouse commencing on the earliest date the deceased Participant could have elected to receive retirement benefits under the Plan, unless the Surviving Spouse makes a Qualified Election to waive the Qualified Pre-Retirement Survivor Annuity or elects to defer distribution as provided in the Plan.  Any Vested Benefit remaining after the purchase of such a Qualified Pre-Retirement Survivor Annuity shall be distributed in accordance with Article VI above.

E.                                      Notice Requirements.

8.                                       (a)                                  In the case of a Qualified Annuity, the Plan Administrator shall, not less than thirty (30) days and no more than ninety (90) days prior to the Annuity Starting Date, provide each Participant covered by this Article with a written explanation of:  (a) the terms and conditions of a Qualified Annuity; (b) a general description of the material features, and an explanation of the relative values of the optional forms of benefit available under the Plan; (c) the Participant’s right to make and the effect of an election to waive the Qualified Annuity form of benefit; (d) the rights of a Participant’s Spouse; and (e) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Annuity.

(b)                                 The Annuity Starting Date for a distribution in a form other than a Qualified Annuity may be less than thirty (30) days after receipt of the written explanation described above if (1) the Participant has been provided with information that clearly indicates that the Participant has at least thirty (30) days to consider whether to waive the Qualified Annuity and elect (with spousal consent, if applicable) to a form of distribution other than a Qualified Annuity; (ii) the Participant is permitted to revoke any affirmative distribution election at least until the Annuity Starting Date or, if later, at any time prior to the expiration of the seven (7) day period that begins the day after the explanation of the Qualified Annuity is provided to the Participant; and (iii) the Annuity Starting Date is a date after the date that the written explanation is provided to the Participant.

9.                                       (a)                                  In the case of a Qualified Pre-Retirement Survivor Annuity, the Plan Administrator shall provide each Participant covered by this Article within the applicable period for the Participant a written explanation of the Qualified Pre-Retirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of Article VII E 1 above.

(b)                                 The applicable period for the Participant is the last to end of the following periods:  (1) the period beginning with the first day of the Plan Year in which the Participant attains age thirty-two (32) and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age thirty-five (35); (2) a reasonable period after the Participant commences participation; or (3) a reasonable period after this Article first applies to the Participant.  Notwithstanding the foregoing, notice must be provided within a reasonable period after Separation from Service in the case of a Participant who Separates from Service before attaining age thirty-five (35).

(c)                                  For purposes of applying Article VII E 2(b) above, a reasonable period ending after the enumerated events described in subparagraphs (2) and (3) is the end of the two (2) year period beginning one (1) year prior to the date the applicable event occurs, and ending one (1) year after that date.  In the case of a Participant who separates from service before the Plan Year in which age thirty-five (35) is attained, notice shall be provided within the two (2) year period beginning one (1) year prior to separation and ending one (1) year after separation.  If such a Participant thereafter returns to employment with the Employer, the applicable period for the Participant shall be redetermined.

F.                                      Cash Out.  If the present value of a Participant’s Qualified Annuity or a Qualified Pre-Retirement Survivor Annuity does not exceed the Applicable Amount at the Annuity Starting Date, the Plan shall distribute a lump sum equal to the annuity’s present value in lieu of the annuity without the consent of the Participant or his Spouse.  For this purpose, present value shall be determined under Section 417(e)(3) of the Code.  Notwithstanding the above, no lump sum distribution shall be made hereunder once benefits have commenced unless the Participant and his Spouse (or the Surviving Spouse, if applicable) so consent.

ARTICLE VIII

ADMINISTRATION OF THE PLAN

A.                                   Plan Administration.  The Plan shall be administered by such person or persons as shall be appointed by the Employer as the Plan Administrator.  If more than one person is so appointed, the persons shall form an administrative committee for the Plan.  If no such person is appointed, the Employer shall serve as the Administrator.

B.                                     Composition.

1.                                       The person or the committeemen serving as Administrator shall be appointed by the Employer and shall serve for indefinite terms at the pleasure of the Employer.  A person or committeeman serving as the Administrator may be removed by the Employer at any time, with or without cause, upon giving written notice to the person or other persons who may be serving, and the Trustee.  A person or committeeman serving as the Administrator may resign at any time by giving written notice to the Employer, the Trustee, and if applicable, the administrative committee.  The Employer shall promptly fill any vacancy in Participantship of the Administrator by appointment of a new person or committeeman and shall notify the other persons in office, if any, and the Trustee of such appointment.  The Trustee may assume that any person appointed continues in office until notified as above provided of any change.  In the event of termination of the Plan, the authority of the Administrator shall continue until complete distribution of the Trust Fund.  If the Employer shall fail to fill any vacancy within a reasonable time, the vacancy may be filled by the remaining persons in office, or, if there are none, then the Trustee may apply to a court of competent jurisdiction in the city or county in which the Employer’s principal office is located.

2.                                       The person(s) serving as the Administrator shall not be compensated for their services, but they shall be reimbursed for any reasonable expenses incurred in the performance of their duties.

3.                                       If more than one person is serving as Administrator, then decisions of the Administrator shall be made by the vote of the majority of the persons then in office.  The Administrator may act at a meeting or without a meeting if a consent in writing, setting forth the action, is signed by all of the persons in office.

C.                                     Powers and Duties of the Administrator.  Subject to the claims review procedures under Article VIII D below, all interpretations, determinations, actions and decisions of the Administrator shall be final, conclusive and binding as to all interested parties.  The Administrator shall have responsibility for and all powers necessary or desirable to carry out the administration of the Plan and, without limitation on the foregoing, shall have the power and duty to:

1.                                       Adopt such rules and regulations as it deems desirable for the conduct of its affairs and the administration of the Plan, provided that all rules, regulations and decisions of the Administrator shall be uniformly and consistently applied to all persons in similar circumstances.

2.                                       Keep and maintain permanent records of all of its meetings, proceedings and actions, Beneficiary designations, Participant elections, and all other records of the Plan required by the Code and ERISA other than those maintained by the Trustee.

3.                                       Comply with all requirements of the Code and ERISA with respect to notice and disclosure and the preparation and filing of reports and forms.

4.                                       Construe and interpret the Plan and Trust Agreement, and make determinations under the provisions of the Plan with respect to:

(a)                                  eligibility of Employees to commence participation or continue participation;

(b)                                 eligibility to make or receive allocations of contributions or Forfeitures, and the amounts thereof;

(c)                                  the amount and vested percentage of the Accrued Benefit of each Participant or former Participant;

(d)                                 the timing, method and amount of distribution to Participants or their Beneficiaries, all of which determinations shall be made on the basis of information of which the Administrator is notified by Employer and Trustee; and

(e)                                  all other matters pertaining to the operation and administration of the Plan.

5.                                       Appoint or employ persons to assist in the administration of the Plan.

6.                                       Advise, counsel and assist any Participant or Beneficiary concerning any right, benefit or election available under the Plan.

7.                                       Request such variances, deferrals, extensions or exemptions or make such elections for the Plan as may be permitted by law.

8.                                       Make any equitable adjustments to correct any error or omission discovered in the administration of the Plan and its accounts.

D.                                    Claims.

1.                                       Any Participant or Beneficiary may make claim for a Plan benefit by filing a written claim with the Administrator at any time prior to or ninety (90) days after notification of his Vested Benefit.

2.                                       The Administrator shall make the initial determination as to any claim under the Plan and give the claimant notice thereof within ninety (90) days after receipt of the claim, unless special circumstances require an extension of time for processing the claim, not to exceed ninety (90) additional days.  If the Administrator wholly or partially denies the claim, the notice shall include, in a manner calculated to be understood by the claimant, the following:

(a)                                  The specific reason for the denial;

(b)                                 Specific reference to pertinent Plan provisions on which the denial is based;

(c)                                  A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why the material or information is necessary; and

(d)                                 Information as to the steps to be taken if the claimant wishes to submit his or her claim for review, including the time limits therefor.

3.                                       Within sixty (60) days after notification that the claim is wholly or partially denied, the claimant may file with the Administrator a written request for review of the decision.  The Administrator shall provide the claimant requesting review the opportunity to review pertinent documents relating to the decision, to submit issues and comments in writing, and to have a hearing for the purpose of presenting facts and argument.  Claimant shall be entitled to have a representative participate in all review proceedings.  Within sixty (60) days after receipt of a request for review (unless special circumstances require further time for processing the review, not to exceed sixty (60) additional days), the Administrator shall make a final determination and give notice to the claimant of its decision, which shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

4.                                       All claims and requests shall be made and notice given in the same manner as provided for notification in Article VIII E below.

E.                                      Notification.

1.                                       All notices required or permitted by the Plan shall be in writing and adequate if given as follows:

(a)                                  To the Employer:  By delivery in person or by mail addressed to:

Merit Medical Systems, Inc.

1600 West Merit Parkway

South Jordan, Utah 84095

(b)                                 To the Trustee:  By delivery in person or by mail addressed to:

Zions Bank

P.O. Box 30880

Salt Lake City, Utah 84130-0880

(c)                                  To the Administrator:  By delivery in person or by mail addressed to:

Organizational Development Dept.

c/o Merit Medical Systems, Inc.

1600 West Merit Parkway

South Jordan, Utah 84095

(d)                                 To Participants, former Participants and Beneficiaries:  By delivery in person or by mail addressed to the Participant, former Participant, or Beneficiary, at his address as shown on the records of the Administrator.

(e)                                  To Employees:  By delivery in person, by prominent posting on a bulletin board customarily used by the Employer for notices to Employees with regard to labor management relations at work sites of Participants, or by mail addressed to the Employee at his address as shown on the records of the Employer.

2.                                       The Employer or the Administrator may change the mailing address to which notice is to be sent by notice to each other, the Trustee, and all Employees.

3.                                       The Trustee, Participants, former Participants, and Beneficiaries may change the mailing address to which notice is to be sent by notice to the Employer and the Administrator.

4.                                       Notice sent by mail shall be by first class mail, with postage prepaid.

5.                                       Notice shall be deemed to be given on the date delivered, posted, or deposited in the mail.

ARTICLE IX

ALLOCATION OF FIDUCIARY RESPONSIBILITIES

A.                                   The Administrator is hereby designated a Named Fiduciary, with fiduciary responsibility for administration of the Plan.

B.                                     The Trustee is hereby designated as a Named Fiduciary, with fiduciary responsibility for the control, investment (except as otherwise directed by the Employer or Administrator), management, and distribution of the Trust Fund.  The Employer is hereby designated as a Named Fiduciary with respect to control or management of the assets of the Plan, to the extent of its power to appoint an Investment Manager and to the extent it elects to direct the Trustees as to permitted Plan investment alternatives for self-directing Participants.

C.                                     The Chief Executive Officer of the Employer with responsibility for carrying out the duties of the Employer under the Plan.

D.                                    The Employer reserves the right to change or designate additional Named Fiduciaries and to allocate and reallocate fiduciary responsibilities by resolution of its Board of Directors.  Any person may serve in more than one fiduciary capacity.

E.                                      The Named Fiduciaries, with the written consent of the Employer, may allocate fiduciary responsibilities among Named Fiduciaries of the Plan; and they may designate other persons who are not Named Fiduciaries to carry out such fiduciary responsibilities.

F.                                      The responsibilities imposed by this Plan on each Named Fiduciary are not joint responsibilities with any other fiduciary.  No fiduciary shall be responsible for the act, or failure to act, of any other fiduciary.

ARTICLE X

TRUST PROVISIONS

A.                                   General Duties of Employer and Trustee.

1.                                       General Duties of Employer.  The Employer shall establish and communicate to the Trustee a funding policy and method to carry out the Plan objectives and otherwise perform the duties imposed upon it hereunder.  The funding policy shall consist of the general guidance and standards to be pursued to meet the short and long term financial needs of the Plan.  The Employer shall also direct the Trustee as to the investment options to be offered to Participants who elect to direct the investment of their Accounts under Article XI.

2.                                       General Duties of Trustee.

(a)                                  The Trustee shall hold the funds and other property from time to time received by the Trustee, all of which, together with the income therefrom, shall constitute the Trust Fund; manage, invest and reinvest the Trust Fund pursuant to the provisions hereinafter set forth; collect the income therefrom which upon receipt shall be merged into and become a part of the Trust Fund; and make payments from the Trust Fund as hereinafter provided, pursuant to the directions of the Administrator.

(b)                                 Trustee shall be responsible only for funds received by Trustee.  Trustee shall have no duty to determine the correctness of any amount which Employer is to contribute, nor shall Trustee have any responsibility to enforce the collection of any contribution by Employer.

3.                                       Standard of Conduct.  The Employer, the Trustee, and all other fiduciaries under this Trust, shall each discharge their duties with respect to this Trust and the Plan solely in the interest of the Participants and their Beneficiaries and

(a)                                  For the exclusive purpose of:

(1)          providing benefits to Participants and their Beneficiaries; and

(2)          defraying reasonable expenses of administering the Plan and Trust;

(b)                                 With the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

(c)                                  By diversifying the investments of the Trust Fund so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

(d)                                 In accordance with the terms of this Plan and Trust insofar as they are consistent with Title I of ERISA.

B.                                     Powers of Trustee.

1.                                       Non-Self Directed and Segregated Funds.  The assets in the Non-Self  Directed Fund shall be commingled, invested and administered as a unit.  To the extent that the Administrator establishes investment funds with different investment objectives, each fund as created will be commingled, invested, and administered as a unit, although managed separately in accordance with established objectives.  The assets in the Segregated Fund may be commingled, invested and administered as a unit.

2.                                       Powers of Trustee.  Subject to Article XI, the Trustee shall have, with respect to any and all assets at any time held by Trustee and constituting part of the Trust Fund, powers to do the following:

(e)                                  Invest and reinvest in property, real, personal or mixed, including, but not by way of limitation, common or preferred stocks, bonds, mutual funds, commercial paper, loans, notes, debentures, mortgages, certificates of deposit, interest or participation, common trust funds, deposits which bear a reasonable interest rate in any bank acting as a fiduciary of the Plan, and other forms of securities or investments; provided, however, that all assets allocable to Non-Qualified Matching Contribution Accounts shall be invested in shares of Employer Stock except to the extent the Employer otherwise directs.

(f)                                    Invest all or any portion of the Fund in a common or collective trust maintained by the Trustee which is qualified under Section 401(a) and tax exempt under Section 501(a) of the Code.  During the period funds are invested in such a collective or common trust, the declaration of trust or agreement creating the collective trust shall constitute a part of the Plan and this Trust.  Any investment in a collective trust shall be subject to all of the provisions of the declaration of trust so incorporated, as amended or supplemented.  The collective trust shall be administered to preserve each contributing trust’s proportionate beneficial interest therein.

(g)                                 Sell, with the Administrator’s consent, at either public or private sale, convey, transfer, exchange, partition, grant options with respect to, lease for any term, any asset in such manner, for such consideration, and upon such terms and conditions, for cash or on credit, as the Trustee shall determine.

(h)                                 Consent to and participate in any plan of reorganization, consolidation, merger, combination or other similar plan; consent to any contract, lease, mortgage, purchase, sale or other action by any corporation pursuant to such plan and accept and retain any property issued under any plan of reorganization.

(i)                                     Deposit any such property with any protective, reorganization or similar committee; delegate discretionary power thereto and pay and agree to pay part of its expenses and compensation and any assessments levied with respect to any such property so deposited.

(j)                                     Exercise all conversion, subscription and other rights and options pertaining to any of the assets.

(k)                                  Collect and receive any and all money and other assets of whatsoever kind or nature due or owing or belonging to the Funds; give full discharge and acquittance therefor; and extend the time of payment of any obligation.

(l)                                     Exercise all voting rights with respect to any investment and in connection therewith grant proxies, discretionary or otherwise;  provided, however, that voting rights with respect to shares of Employer Stock held in Individual Investment Accounts shall be passed through to the Participants whose Accounts hold such assets to the extent directed by the Employer.

(m)                               Cause any security or other assets to be registered and held in the name of the Trustee or of one or more of the Trustee’s nominees, or in bearer form, without increase or decrease of liability with respect to such security or other property so registered, so long as the records of Trustee indicate the true ownership of the assets; deposit or cause to be deposited securities in a clearing corporation established to settle transfers of securities and cause them to be merged and held in bulk by the nominee of such clearing corporation; and employ a bank or other appropriate depository to act as custodian of the assets of the Trust Fund.

(n)                                 Settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust; commence or defend suits or legal proceedings whenever any interest of the Trust so requires; and represent the Trust in all suits or legal proceedings in any court of law or equity or before any other body or tribunal.

(o)                                 Hold on deposit, without liability for interest thereon, such portion of the Funds as shall be reasonable under the circumstances pending investment or disbursement.

(p)                                 Borrow money for the purposes of the Plan or Trust upon such terms as the Trustee deems advisable from anyone other than a “party in interest” as defined in Section 3(l4) of ERISA, and for the sum so borrowed, the Trustee may issue a promissory note as the Trustee and secure the repayment thereof by the pledging of any securities or assets in the Trustee’s possession as Trustee hereunder; provided, however, that the Employer shall approve the terms and conditions of any borrowing.

(q)                                 Employ such agents, experts, advisors and counsel after consultation with the Employer as may be reasonably necessary in carrying out the purposes of the Plan and Trust.

(r)                                    Obtain from any bank acting as a fiduciary of the Plan or Trust such ancillary services as are permitted by ERISA.

(s)                                  Write and sell call options on assets in the Trust Fund.

(t)                                    Generally to do all such acts, execute all such instruments, take all such proceedings and exercise all such rights and privileges with relation to any assets as the Trustee may deem necessary to carry out the purposes of the Plan and Trust.

3.                                       Powers of Trustee:  Individual Investment Fund.  Notwithstanding Section B2 above, with  respect to any Individual Investment Fund, the Trustee shall have only those powers and duties described in Article XI.

4.                                       Exercise of Powers:  Multiple Trustees.  In the event that two or more persons are serving as the Trustee under any Plan and Trust, all actions by the Trustee shall require the affirmative consent of a majority of those persons serving as the Trustee.

5.                                       Investment Manager.

(a)                                  The term “Investment Manager” shall mean any fiduciary, other than the Trustee or other named fiduciary of this Plan, who:

(1)                                  has the power to manage, acquire, or dispose of any asset of a plan;

(2)                                  (i) is registered as an investment adviser under the Investment Advisers Act of 1940; (ii) is a bank, as defined in that Act; or (iii) is an insurance company qualified to perform services described in Article X B 6(a)(1) under the laws of more than one state, including Virginia; and

(3)                                  has acknowledged in writing being a fiduciary with respect to the Plan.

(b)                                 Anything herein to the contrary notwithstanding, the Employer may, and upon direction of any Participant who has elected to direct the investment of his Accounts pursuant to Article XI shall select, appoint and contract with one or more Investment Managers to manage (including the power to acquire and dispose of) all or any part of the Trust Fund.  In the event of such appointment, upon receipt of a copy of the executed agreement in which the Investment Manager accepts its appointment and acknowledges its fiduciary responsibility to the Plan, the Trustee shall follow the directions of the Investment Manager as to the investment of that portion of the Trust Fund which is subject to the management of the Investment Manager, and shall have no fiduciary liability for the acts or omissions of the Investment Manager.  The Trustee shall continue to have the responsibility for safekeeping the assets, but the Trustee shall receive and deliver the managed assets at the direction of the Investment Manager.

(c)                                  The Trustee may execute and deliver a power of attorney authorizing the Investment Manager to carry out Trustee’s responsibilities on behalf of the Plan.

(d)                                 The Investment Manager shall have full investment discretion as to the assets under its management and shall have the same investment powers as are conferred upon the Trustee by Article X B 2 above.

(e)                                  The Employer may pay directly the charges of the Investment Manager.  If directed by the Employer, the Trustee shall pay from the Fund invested by any Investment Manager the charges of the Investment Manager so appointed at such times and in such amounts as shall be directed by the Employer or the Participant who is individually directing the investment of his Accounts in accordance with the terms of the investment management agreement.

C.                                     Disbursements.

1.                                       Payment of Benefits.

(a)                                  The Trustee shall make distributions of benefits at such time, in such form and in such amounts as shall be directed by the Administrator.

(b)                                 The Administrator shall have complete control and authority to determine the existence, non-existence, nature and amount of the rights, benefits and interests of all persons in or to the Trust Fund or under the Plan, and the Trustee shall have no power, authority or duty in respect of such matters, or to question or to examine any determination made by the Administrator or direction given by the Administrator to the Trustee.  The Trustee shall be fully protected in acting upon direction of the Administrator without inquiry or investigation.

(c)                                  The Trustee may make any payment required to be made by the Trustee hereunder by mailing a check for the amount thereof to the person to whom such payment is to be made, at such address as may have been last furnished to the Trustee by the Administrator, or if no such address shall have been so furnished, to such person in care of the Employer at its principal office.

2.                                       Payment of Taxes.  The Trustee may pay from the Trust Fund any taxes which may be imposed upon the Trust Fund or the income thereof, or which the Trustee is required to pay with respect to the interest of any person under the Plan.  In the case of taxes resulting from Participant directed investments, the taxes paid by the Trustee shall be charged against the Accounts of the Participants whose individually directed investments generated the taxes, if applicable.

3.                                       Payment of Expenses.  The Trustee may pay from the Trust Fund expenses incurred in the administration of the Plan or Trust, including amounts the Trustee must pay under Article XVII I below, brokerage fees, transfer taxes and other expenses incurred in the investment of assets; premiums for insurance and fidelity bonds; the fees and charges for legal, accounting and other services rendered to the Plan and Trust; and the fees of persons engaged on behalf of the Plan or Trust such as an independent qualified public accountant, or as an Investment Manager.  Any such expenses resulting from Participant directed investments under Article XI shall be charged against the Accounts of the Participants whose investment directions caused such expenses to be incurred.

4.                                       Trustee’s Compensation.  The Trustee shall receive for the Trustee’s services as trustee under this Agreement the compensation which may be agreed upon by the Employer and the Trustee from time to time; provided that any Trustee already receiving full time pay from the Employer shall not be paid any compensation for his services as trustee except for reimbursement of direct expenses properly and actually incurred and not otherwise reimbursed.

5.                                       Distribution Upon Termination.  If and when this trust is terminated, the Trustee shall, upon the direction of the Administrator, liquidate the Trust Fund to the extent required for distribution with such reasonable promptness as the Trustee deems prudent and shall distribute the net balance thereof remaining in the Trustee’s hands to or for the benefit of the person or persons named, and at the time or times directed, by and in the proportions and manner specified by the Administrator, or in the absence of such direction, in such manner as may be directed by a judgment or decree of a court of competent jurisdiction.  Upon making such payments, the Trustee shall be relieved from further liability with respect to all amounts so paid.  The powers of the Trustee hereunder shall continue so long as any assets of the Trust Fund remain in the Trustee’s hands.

6.                                       Limitations on Disbursements.  No part of the Trust Fund shall ever inure to the benefit of the Employer and it shall be held for the exclusive purposes of providing benefits to Participants of the Plan and their Beneficiaries and defraying reasonable expenses of administering the Plan.  Notwithstanding anything herein to the contrary, upon the Employer’s request in writing, a contribution which was (a) made under a mistake of fact (such as a miscalculation of Compensation or a misallocation), or (b) conditioned upon the deductibility of the contribution under Section 404 of the Internal Revenue Code shall be returned to the Employer within one year after the payment of the mistaken contribution or the disallowance of the deduction (to the extent disallowed), whichever is applicable.  Similarly, in the event that the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Code, any contribution made incident to that initial qualification by the Employer must be returned to the Employer within one year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer’s return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

D.                                    Rules Governing Performance of Duties by Trustee.

1.                                       Reliance on Signatures.  The Trustee may rely upon any certificate, notice or direction purporting to have been signed on behalf of the Employer or the Administrator which the Trustee believes to be genuine and to have been signed by an officer of the Employer or by the person or a committeeman serving as the Administrator, or by an agent of the Administrator whose authority has been certified to the Trustee by the Administrator.

2.                                       Advice of Employer, Administrator or Counsel.

(a)                                  If at any time the Trustee is in doubt concerning the course which the Trustee should follow in connection with any matter relating to the administration of this Trust, the Trustee may request the Employer or the Administrator to advise the Trustee with respect thereto; and the Trustee shall be protected in relying upon the advice or direction which may be given to the Trustee by the Employer or the Administrator in response to such request.

(b)                                 The Trustee may consult with any legal counsel, including general counsel for the Employer or the Trustee’s own counsel, with respect to the meaning or construction of this Trust Agreement, the Trustee’s obligations or duties hereunder, or any act which the Trustee should take or omit hereunder, or any action or proceeding or any question of law, and shall be fully protected with respect to any action taken or omitted by the Trustee in good faith pursuant to the advice of such counsel.

3.                                       Third Parties.  A third party dealing with the Trustee shall not make or be required by any person to make any inquiry whether the Trustee has authority to take or omit any action under this Agreement or whether the Administrator has instructed the Trustee to take or omit any such action, but shall be fully protected in relying upon the certificate of the Trustee that the

Trustee has authority to take or omit such proposed action.  The execution by the Trustee of any instrument shall constitute the Trustee’s certificate that the Trustee is authorized as the Trustee hereunder to execute such instrument and to proceed as may be provided for therein.  No third party shall be required to see to the application by the Trustee of any money or property which may be paid or transferred to the Trustee.

4.                                       Exculpation and Indemnity.

(c)                                  The Trustee shall not be liable for any loss sustained by the Trust Fund by reason of the purchase, retention, sale or exchange of any investment by the Trustee in good faith and in accordance with the provisions hereof and ERISA.

(d)                                 The Employer shall indemnify and hold the Trustee harmless from and against any liability, loss, cost or expense arising from the Trustee acting in a manner not inconsistent with ERISA and upon the directions of the Employer or the Administrator or arising from the Trustee’s failure to act because of a lack of such directions.

5.                                       Situs of Assets.  Except as authorized by the Secretary of Labor, the Trustee shall not maintain the indicia of ownership of any assets outside the jurisdiction of the district courts of the United States.

E.                                      Settlement and Accounting.

1.                                       Records.  The Trustee shall keep full accounts of all receipts and disbursements.  The Trustee’s books and records with respect to the Trust Fund shall be open to inspection by the Employer or the Administrator or their representatives at all reasonable times during business hours of the Trustee.

2.                                       Accounting.

(a)                                  Within sixty (60) days after the close of each Plan Year or any termination of the duties of the Trustee, the Trustee shall deliver to the Employer and the Administrator an account of assets of the Trust and the fair market value of each asset as of the close of the period covered by the accounting; a statement of purchases and sales of assets, and receipts and disbursements not included in a previous report; and such other information as may be required to permit the Employer and the Administrator to comply with the reporting and disclosure requirements of ERISA.

(b)                                 If within ninety (90) days after the receipt of such account or any amended account the Employer does not file with the Trustee notice of any objection which the Employer may have to any act or transaction of the Trustee, said account shall become an account stated as to the acts or transactions disclosed in the account.  If any such objection has been filed, and if the Employer is satisfied that the objection should be withdrawn or if the account is adjusted to its satisfaction, the Employer shall in writing filed with the Trustee signify its approval of the account and it shall become an account stated.

(c)                                  When an account shall have become an account stated, such account shall be deemed to have been finally settled and shall be conclusive.  Such settlement of the account shall constitute a full and complete discharge and release of the Trustee with like effect as if such account had been settled and allowed by a judgment or decree of a court of competent jurisdiction, except as to any acts or omissions in violation of ERISA.

(d)                                 The Trustee shall have the right to apply at any time to a court of competent jurisdiction for the judicial settlement of the Trustee’s account, and in any such action or proceeding it shall be necessary to join as parties thereto only the Administrator and the Employer, and any judgment or decree which may be entered therein shall be conclusive upon all persons having or claiming to have an interest in the Trust Fund or under the Plan.

(e)                                  The Trustee shall deliver such other periodic reports as may be reasonably requested by the Administrator.

(f)                                    Insofar as any account shall reflect anything done or omitted by the Administrator, said account may be adopted by the Administrator by being signed by Administrator and thereupon it shall become also an account of the proceedings of the Administrator rendered to the Employer.  The Administrator may also render an account of its proceedings supplementary to those reflected in the account of the Trustee adopted by it, or the Administrator may render to the Employer a separate account of its proceedings.  All the provisions of this Article X E respecting the account of the Trustee, its adjustment and settlement, and the discharge and release of the Trustee shall apply with respect to an account of the Administrator and shall have the same force and effect as if the Administrator were named whenever the Trustee is named in this Article X E or under the Plan.

F.                                      Resignation, Removal and Substitution of Trustee.

1.                                       Resignation of Trustee.  The Trustee may resign the Trustee’s duties hereunder by delivering to the Employer written notice of resignation.  The resignation shall take effect on the date stated therein, but not sooner than sixty (60) days from the date of delivery unless prior thereto a successor trustee shall have been appointed.

2.                                       Removal of Trustee.  The Employer may remove the Trustee at any time by delivering to the Trustee a notice of removal.  The Trustee’s removal shall be effective on the date stated in the notice, but not sooner than sixty (60) days from the date of delivery, unless the period is waived by the Trustee.

1.                                       Appointment of Successor Trustee.

(a)                                  The appointment of a successor trustee shall be accomplished by and shall take effect upon the delivery by Employer to the resigning or removed Trustee, as the case may be, of a notice of appointment of the successor trustee, and an acceptance of the appointment by the successor trustee so appointed.

(b)                                 Any successor trustee hereunder may be either a corporation authorized and empowered to exercise trust powers or one or more individuals.  All of the provisions set forth herein with respect to the Trustee shall relate to each successor trustee so appointed with the same force and effect as if such successor trustee had been originally named herein as Trustee.

(c)                                  If, within sixty (60) days after notice of resignation or removal shall have been given under the provisions of this Article, a successor trustee shall not have been appointed for the resigning or removed Trustee, the resigning or removed Trustee or the Employer may, if necessary, apply to any court of competent jurisdiction for the appointment of a successor trustee.

2.                                       Transfer of Fund to Successor.  Upon the appointment of a successor trustee, the resigning or removed Trustee shall, as soon as practicable, transfer and deliver the Trust Fund to such successor trustee after reserving such reasonable amount of money as the Trustee shall deem necessary to provide for expenses in the settlement of the Trustee’s account, the amount of any compensation due to the Trustee, and any sums chargeable against the Trust Fund for which the Trustee may be liable.  If the sums so reserved are not sufficient for such purposes, the resigning or removed Trustee shall be entitled to reimbursement for any deficiency first, from the successor trustee to the extent of the fund, and then, for any remaining deficiency, from the Employer.

ARTICLE XI

PARTICIPANT-DIRECTED INVESTMENTS

A.                                   Election.

1.                                       A Participant may, by written, telephonic or other electronic notice filed with the Administrator on or before the last day of the Plan Year (or such other Valuation Date(s) as the Administrator may designate), elect to direct the investment of all or a portion of his Vested Benefit in his Elective Deferral and Transfer Accounts, determined as of the designated Valuation Date, upon such terms and in such assets as he shall designate in the notice.  Likewise, a Participant who has elected to direct the investment of all or a portion of the Vested Benefits in his Elective Deferral and Transfer Accounts may by telephonic, electronic or such other means as the Administrator permits change from time to time the manner in which his Elective Deferral or Transfer Account is invested among the various available investment options.  The Employer may designate a limited number of Participant directed investment options or may permit Participants to invest in any marketable security or other investment permitted under ERISA.

2.                                       Upon receipt of a Participant’s election, the Administrator shall advise the Trustee of the Participant’s decision to exercise control over the assets in his designated Accounts and shall direct the Trustee to segregate the enumerated portion of the Participant’s Vested Benefit and to administer and invest that portion as a separate Individual Investment Fund, bearing the Participant’s name, upon the terms and in the assets designated.  The Administrator shall establish and maintain an Individual Investment Account as a continuing record of the assets held in the Participant’s Individual Investment Fund.

Upon notice by the Administrator that a Participant has elected to exercise control over all or a portion of the assets in his eligible Accounts, the Trustee shall segregate a portion of the assets of the Non-Self Directed Fund equal to the enumerated portion and shall administer and invest those funds as an Individual Investment Fund separate and apart from the Non-Self Directed Fund, bearing the name of the Participant.  The assets in each Individual Investment Fund shall be invested and voted upon the terms and in the assets designated in by the Participant telephonically, electronically or if permitted by the Administrator in writing, and the sole duty of the Trustee with respect to the investment thereof shall be to make the investment and any change therein or addition thereto as directed by the Administrator and the Participant.

3.                                       A Participant who has elected to direct investments may, from time to time in like manner, elect to direct the investment of an additional portion of his Vested Benefit, or may, at any time, amend his investment direction or elect to terminate his investment direction as to all or a portion of the assets in the Individual Investment Fund.  If a Participant elects to terminate his investment direction, the Administrator shall direct the Trustee to convert the enumerated assets of the Individual Investment Fund to cash and to hold and invest the liquidated assets as provided in Article X.  If the termination of the Participant’s investment direction occurs on a date other than a Valuation Date, the liquidated assets shall be accounted for separately and shall be credited to the pertinent Accounts of the Participant as of the next Valuation Date after the valuation of assets and adjustment of Accounts.

B.                                     Accounting for Individual Investment Funds.  As soon as practicable after each Valuation Date, the Trustee (or its delegee) shall determine the fair market value of the assets of the Individual Investment Funds as of the Valuation Date and shall provide the Administrator a statement of the receipts and disbursements during the Plan Year of each Individual Investment Fund and its value as so determined.  As soon as practicable thereafter, the Administrator shall furnish to each affected Participant a copy of the Trustee’s statement.

C.                                     Expenses.  All expenses and taxes attributable to the direction of investments by a Participant shall be paid by the Participant or paid by Trustee out of the assets subject to such direction, except to the extent that the Employer shall agree to pay the expenses.

D.                                    Disposition of Individual Investment Funds.  Upon the termination of participation of a Participant, the Administrator shall direct the Trustee either (a) to retain the assets held in the Individual Investment Fund subject to further direction in accordance with this Article; (b) to convert the Individual Investment Fund to cash and hold the liquidated assets as a Segregated Account; or (c) to distribute the assets held in the Individual Investment Fund to the Participant.

ARTICLE XII

LOANS TO PARTICIPANTS

A.                                   Right to Borrow.  A Participant may borrow from his Elective Deferral and Transfer Accounts an amount not to exceed his Vested Benefit, subject to the approval by the Administrator of the loan.  Upon its approval of a loan to a Participant, the Administrator shall direct the Trustee to make the loan to the Participant in the amount and upon the terms approved, with all of the terms of any such loan to be set forth in the Administrator’s directions to the Trustee.

B.                                     Loan Terms.  In addition to such written rules as the Administrator may adopt as part of the Plan, all loans shall comply with the following terms and conditions:

1.                                       Loans shall be made available to all Participants on a reasonably equivalent basis and shall be administered by the Administrator.

2.                                       An application for a loan by a Participant shall be made in writing to the Administrator, whose approval or rejection thereof shall be based upon such factors as financial need, credit worthiness of the would be borrower and administrative burdens.  The Administrator’s decision to approve or deny a loan shall be final.

3.                                       The period of repayment for any loan shall be arrived at by mutual agreement between the Administrator and the borrower, but such period in no event shall exceed the maximum term specified in Article XII B 9.

4.                                       Each loan shall be evidenced by the borrower’s collateral promissory note for the amount of the loan, including interest, which shall be made payable to the order of the Trustee, shall provide for repayment through direct payroll reduction and deposit, shall contain the provision for acceleration described in Article XII B 6 below, and shall be secured by the borrower’s assignment to the Trustee of his entire right, title and interest in and to the Trust Fund.  To the extent required by the Code, a borrower must obtain the consent of his spouse, if any, within the ninety (90) day period before the time the Account balances are used as security for the loan.  A new consent is required if the Account balances are used for any increase in the amount of security or renegotiation, renewal, extension or other revision of the loan.  The consent shall comply with the requirements of Article VII, but shall be deemed to meet any requirements contained in Article VII relating to the consent of any subsequent spouse.

If a valid spousal consent has been obtained in accordance with this Article XII B 4, then, notwithstanding any other provision of this Plan, the portion of the Participant’s Vested Benefit given as a security to the Plan by reason of a loan outstanding to the Participant shall not be taken into account for purposes of determining the amount of the Account balances payable at the time of death or distribution of the Participant, but only if the reduction is used as repayment of the loan.  If less than one hundred percent (100%) of the Participant’s Vested Benefit (determined without regard to the preceding sentence) is payable to the surviving spouse, then the Vested Benefit shall be adjusted by first subtracting the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving spouse.

5.                                       Each loan shall bear interest at a reasonable rate to be fixed by the Administrator.  The Administrator shall not discriminate among Participants as to interest rates, but loans granted at different times may bear different interest rates if, in the opinion of the Administrator, the difference in rates is justified by a change in general economic conditions.  In determining the interest rate, the Administrator shall take into consideration interest rates currently being charged by local commercial lenders on secured loans bearing similar terms and maturities.

6.                                       In the event any loan made to a Participant is outstanding at the time a distribution is to be made to the Participant or former Participant or his Beneficiary, and the loan documents so provide, the entire principal amount outstanding and accrued interest thereon shall become due and payable on the date established for the distribution.

7.                                       In the event of default, attachment of the pledged portion of a Participant’s right, title and interest in and to the Trust Fund shall not occur until the time a distribution may be made to the Participant, former Participant, or his Beneficiary.

8.                                       [Reserved]

9.                                       No loan to any Participant may be made to the extent that the loan, when added to the outstanding balance of all other loans to the Participant, would exceed the lesser of (a) $50,000 reduced by the highest balance of all loans to the Participant outstanding in the preceding twelve (12) months, or (b) one-half (½) the present value of the Vested Benefit of the Participant.  For purposes of the above limitation, all loans from all plans of the Employer and other Participants of a group of employers described in Sections 414(b), 414(c), 414(m), and 414(o) of the Code are aggregated.  Furthermore, any loan shall by its terms require repayment through level installments of principal and interest, not less frequently than quarterly, within five (5) years (up to ten (10)  years in the case of a loan used to acquire a dwelling unit which within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant).  An assignment or pledge of any portion of the Participant’s interest in the Plan will be treated as a loan under this paragraph.

C.                                     Allocation of Gain or Loss on Loan.  Notwithstanding any other provision of this Plan to the contrary, all income, gain, expenses or loss related to a Participant loan shall be allocable solely to the Participant’s Account(s) and shall be accounted for in the same manner as Participant-directed investments.

ARTICLE XIII

AMENDMENT

A.                                   Amendment by Principal Employer.

1.                                       Except as provided below, the Principal Employer may amend the Plan at any time without the consent of any Participant, former Participant, Beneficiary, other Employer or other person.  No amendment, however, may change the rights, duties, responsibilities and/or compensation of the Trustee without the Trustee’s consent.

2.                                       No amendment to the Plan shall cause any assets of the Plan to revert to the Employer, decrease a Participant’s Accrued Benefit or eliminate an optional form of benefit, within the meaning of Code Section 411(d)(6), with respect to benefits attributable to service before the amendment.  Furthermore, if the Plan’s vesting schedule is amended, the amendment shall not reduce the Vested Benefit of any Participant below the Vested Benefit that existed prior to the amendment, calculated as of the later of the date such amendment is adopted or the date it becomes effective.

3.                                       If the vesting schedule of the Plan is amended, or the Plan is amended in any way that affects directly or indirectly the computation of a Participant’s non-forfeitable percentage of his Accrued Benefit under the Plan, or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, then any Participant who has completed three (3) Years of Service (five (5) Years of Service in the case of a Participant who does not have an Hour of Service in any Plan Year commencing after December 31, 1988) with the Employer before the expiration of the election period may elect to have the non-forfeitable percentage of his Accrued Benefit under the Plan determined under the vesting schedule in effect before the amendment or change.  The election period shall commence on the date the amendment is adopted and shall end on the latest of (i) sixty (60) days after the amendment is adopted, (ii) sixty (60) days after the amendment becomes effective, or (iii) sixty (60) days after the Participant is issued written notice of the amendment by the Employer or Administrator.  The election shall be in the form prescribed by the Administrator and shall be effective only when executed and filed with the Administrator by the Participant.

B.                                     Notice.  Notice of any amendment to the Plan shall be given to interested parties as required by the Code and ERISA.

ARTICLE XIV

TERMINATION

A.                                   Termination by Employer.

1.                                       The Principal Employer may terminate the Plan at any time.  The Principal Employer shall give written notice to the Administrator and Trustee as soon as practicable after a determination to terminate is made.  The termination of the Plan shall be effective on such date within the Plan Year in which termination occurs or any succeeding Plan Year as may be determined by the Principal Employer and set forth in the notice.

2.                                       Upon complete termination or upon partial termination of the Plan, all Accrued Benefits of each affected Participant shall become Vested Benefits, and the Trustee shall accrue as a liability a reserve in such amount as may be directed by the Administrator to provide for the cost, fees and expenses of the Trustee and of Plan administration from the date of complete or partial termination to final distribution of the Trust Fund, or affected portion of the Trust Fund, as the case may be.  The Vested Benefit of each Participant and the amount due any Beneficiary to whom benefits are currently payable shall be segregated and held, handled and disposed of as provided in Article VI or VII (as applicable) in the same manner as the Vested Benefit of a former Participant, except that the Administrator shall direct the Trustee as to the timing and method of distributing accounts under Article VI or VII.  If the expense reserve which is accrued is exhausted, income from the remaining Plan funds may be applied to such expenses ratably from each Account.

3.                                       If the Employer fails to make contributions for periods and in amounts substantial enough to reflect its intent to continue the Plan, then, to the extent that such failure constitutes, under the circumstances then prevailing, a complete discontinuance of contributions, the Plan shall terminate.  Termination under such circumstances shall be effective on the last day of the Plan Year following the year with respect to which the last substantial contribution was made.

4.                                       Upon termination of the Plan by reason of complete discontinuance of contributions, benefits shall be determined and distributed as provided in Article XIV C 3 above; provided, however, that if any distributions to former Participants or other transactions with the Participants’ or former Participants’ accounts are made after termination of the Plan, but before notice to the Administrator of a determination of the complete discontinuance of contributions, then the Administrator shall make such retroactive adjustments as it deems equitable to most nearly reflect the Vested Benefit of each Participant on the termination date, but no refund of any amounts distributed by the Trustee prior to notice to the Administrator of termination shall be required of any Participant or Beneficiary.

B.                                     Notice.  Notice of termination of the Plan under the foregoing provisions shall be given to interested parties as required by the Code and ERISA.

ARTICLE XV

PREDECESSOR PLANS

All Participants of the Predecessor Plan immediately before the Effective Date will continue as Participants of this Plan.  The Accrued Benefit of a Participant or former Participant of the Predecessor Plan immediately before the Effective Date shall be the opening Accrued Benefit under this Plan.  Any amounts being paid to a former Participant or Beneficiary under the Predecessor Plan shall continue to be paid under the terms of that plan.  Any Beneficiary designation in effect under the Predecessor Plan immediately before the Effective Date shall be deemed a Beneficiary designation under this Plan until that designation is revoked or a new one is made under this Plan.

ARTICLE XVI

TOP-HEAVY PROVISIONS

If the plan is or becomes Top-Heavy in any Plan Year, the provisions of this Article will supersede any conflicting provision in the Plan or Adoption Agreement.

A.                                   Definitions.  The following definitions shall apply with respect to the Top-Heavy provisions of this Article, unless a different meaning is required by the context:

1.                                       Compensation.  For purposes of computing Employer contributions and minimum allocations in a year the Plan is a Top-Heavy Plan (but not for purposes of Article IV E), Compensation shall mean compensation as defined in Article I of the Plan; provided, however, that Compensation for any Employee for those purposes during such year shall not exceed $200,000 or such larger amount as may be prescribed by the Secretary of the Treasury or his delegate.

2.                                       Determination Date.  For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year.  For the first Plan Year of the Plan, the last day of that Plan Year.

3.                                       Key Employee.  Any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the Determination Period was an officer of the Employer if such individual’s Annual Compensation exceeds one hundred fifty percent (150%) of the dollar limitation under Section 415(b)(1)(A) of the Code, an owner (or considered an owner under Section 318 of the Code) of one of the ten (10) largest interests in the Employer if such individual’s Annual Compensation exceeds the dollar limitation under Section 415(c)(1)(A) of the Code, a five percent (5%) owner of the Employer under Code Section 416(i), or a one percent (1%) owner of the Employer under Code Section 416(i) who has Annual Compensation of more than $150,000.  Annual Compensation means compensation as defined in Section 415(c)(3) of the Code, but excluding Salary Reduction Contributions that are excludable under Sections 125, 402(a)(8), 402(h) and 403(b) of the Code.  The Determination Period is the Plan Year containing the Determination Date and the four (4) preceding Plan Years.  The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the Regulations thereunder.

4.                                       Permissive Aggregation Group.  The Required Aggregation Group of the Plan plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

5.                                       Present Value.  Present Value shall be based only on the interest and mortality rates specified in the Adoption Agreement.

6.                                       Required Aggregation Group.  (a)  Each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the Determination Period (regardless of whether the plan has terminated), and (b) any other qualified plan of the Employer which enables a plan described in (a) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

7.                                       Top-Heavy Plan.  For any Plan Year beginning after December 31, 1983, this Plan is Top-Heavy if any of the following conditions exists:

(a)                                  If the Top-Heavy Ratio for this Plan exceeds sixty percent (60%) and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group.

(b)                                 If this Plan is a part of a Required Aggregation Group but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Required Aggregation Group exceeds sixty percent (60%).

(b)                                 If this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for both groups exceeds sixty percent (60%).

8.                                       Top-Heavy Ratio.

(a)                                  If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer has not maintained any defined benefit plan which during the five (5) year period ending on the Determination Date has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date (including any part of any account balances distributed in the five (5) year period ending on the Determination Date), and the denominator of which is the sum of all account balances (including any part of any account balances distributed in the five (5) year period ending on the Determination Date) of all Participants as of the Determination Date.  Both the numerator and denominator of the Top-Heavy Ratio shall be increased to the extent required under Section 416 of the Code to reflect any contribution which is due, but unpaid as of the Determination Date.

(b)                                 If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer also maintains or has maintained one or more defined benefit plans which during the five (5) year period ending on the Determination Date has or had any accrued benefits, the Top-Heavy Ratio is a fraction, the numerator of which is the sum of the account balances under the defined contribution plans for all Key Employees, determined in accordance with Article XVI A 8(a) above, and the present value of accrued benefits under the aggregated defined benefit plans for all Key Employees, as of the Determination Dates, and the denominator of which is the sum of the account balances under the aggregated defined contribution plans for all participants, determined in accordance with Article XVI A 8(a) above, and the present value of accrued benefits under the defined benefit plans for all participants as of the Determination Date.  Both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an account balance or an accrued benefit made in the five (5) year period ending on the Determination Date.

(c)                                  For purposes of Article XVI A 8(a) and XVI A 8(b) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the twelve (12) month period ending on the Determination Date, except as provided in Section 416 of the Code and the Regulations thereunder for the first and second plan years of a defined benefit plan.  The account balances and accrued benefits of a Participant who:  (1) is not a Key Employee but who was a Key Employee in a prior year; or (2) has not performed an Hour of Service for an Employer maintaining the Plan during the five (5) year period ending on the Determination Date shall be disregarded.  The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be in accordance with Section 416 of the Code and the Regulations thereunder.  Deductible employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio.  When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

The Accrued Benefit of any non-Key Employee shall be determined under:  (1) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by Employer; or (2) if there is no such method, as if such benefit accrued no more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

9.                                       Valuation Date.  With respect to any Plan Year, the last day of the preceding Plan Year.

B.                                     Minimum Contributions and Allocations.

1.                                       Except as otherwise provided in Article XVI B 2 below, for any Plan Year in which the Plan is top-heavy, the Employer contributions (including available Forfeitures) made and allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of:  (a) three percent (3%) of such Participant’s Compensation; or (b) if the Employer has no defined benefit plan which designates this Plan to satisfy Section 401 of the Code, the largest percentage of Employer Contributions (including available Forfeitures), expressed as a percentage of the first $200,000 of any Key Employee’s Compensation, allocated on behalf of any Key Employee for that year.  The minimum contribution and allocation shall be determined without regard to any Social Security contribution.  Neither Salary Reduction Contributions nor Qualified Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution and allocation rule.  The minimum contribution and allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the Plan Year because of:  (a) the Participant’s failure to complete 1,000 Hours of Service (or any equivalent or other period provided in the Plan); (b) the Participant’s failure to contribute to the Plan; or (c) the Participant earning Compensation less than a stated amount.

2.                                       Article XVI B 1 above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.  Article XVI B 1 above also shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer if the Employer has provided in the minimum allocation or benefit requirement applicable to Top-Heavy Plans in the other plan or plans.

3.                                       Any minimum contribution and allocation required hereunder may not be forfeited to the extent required to be nonforfeitable under Section 416 (b) of the Code.

ARTICLE XVII

MISCELLANEOUS

A.                                   Right to Trust Assets.  Neither the creation of the Plan, nor the creation of any fund or Accounts, nor the payment of benefits hereunder shall be construed as giving any legal or equitable right to any Employee, Participant or other person against the Employer or the Principal Employer, or their officers or employees, or against the Trustee, except as expressly provided herein, and all such rights under the Plan shall be satisfied, if at all, only out of the Trust Fund held by the Trustee.

B.                                     No Guarantee of Employment.  Participation in the Plan shall not give any Participant any right to be retained in the employ of the Employer, and the Employer retains the right to hire and discharge any Employee at any time, with or without cause, as if the Plan had never been adopted, and any discharged Participant shall have only such rights or interests in the Trust Fund as are specified herein.

C.                                     Spendthrift/Qualified Domestic Relations Orders.

1.         The interests of each Participant and Beneficiary under the Plan are not subject to the claims of their creditors and may not, in any way, be assigned, alienated or encumbered.  The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a “qualified domestic relations order” (“QDRO”), as defined in Section 414(p) of the Code.

2.      Any provision herein to the contrary notwithstanding, all rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any “alternate payee” under a QDRO.  Furthermore, a distribution to an “alternate payee” shall be permitted if such distribution is authorized by a QDRO, even if the affected Participant has not Separated from Service and has not reached the “earliest retirement age” under the Plan.  For the purposes of this Section, “alternate payee,” “QDRO,” and “earliest retirement age” shall have the meaning set forth under Code Section 414(p).

D.                                    Number and Gender.  The singular shall be read as the plural wherever the context requires.  The masculine pronoun has been used in the Plan in its generic sense to include all humankind, both male and female.

E.                                      Conclusiveness of Records.  The records of the Employer with respect to age, service, Compensation and all other relevant matters shall be conclusive for purposes of the administration of the Plan.

F.                                      Controlled Groups/Owner-Employee Control/ Affiliated Service Groups/ Predecessor Employer/Leased Employees.

1.                                       All Employees of all corporations which are Participants of a controlled group of corporations (as defined in Section 414(b) of the Code) of which Employer is a Participant, all Employees of all trades or businesses (whether or not incorporated) which are under common control (as defined in Section 414(c) of the Code) with Employer, all Employees of all Participants of an affiliated service group (as defined in Section 414(m) of the Code) that includes Employer, and all individuals deemed Employees of Employer under Section 414(o) of the Code will be treated as employed by Employer.  The ability of any deemed employees to participate in the Plan is limited as provided in Article II A above.

2.                                       Any Leased Employee shall be treated as an employee of the recipient Employer but shall not be eligible to participate in the Plan on the same terms as other employees.

3.                                       The computation of Years of Service, Compensation, contributions and allocations shall be adjusted as required to comply with the requirements of Code Section 414(o) applicable to shared employees.

G.                                     Successor Employer.  In the event of the merger, consolidation or sale of assets of the Employer, under circumstances in which a successor shall continue and carry on all or a substantial part of the business of the Employer and shall employ a substantial number of Employees of the Employer and shall elect to continue this Plan, the successor shall be substituted for the Employer under the terms and provisions of this Plan upon filing its written election to that effect with the Trustee and the Administrator and all service for the Employer shall be treated as service for the successor Employer.

H.                                    Plan Merger.

In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, the terms of such merger, consolidation or transfer shall be such that each Participant would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

I.                                         Payment of Expenses.  The Employer may, but does not obligate itself to, pay all or part of the expenses of administration of the Plan, including the compensation and expenses of the Trustee, the expenses of the Administrator, and any other expenses incurred at the direction of the Administrator.  To the extent that any of such expenses are not paid by the Employer, such expenses shall be paid by Trustee out of the Trust Fund.

J.                                        Governing Law.  This Plan shall be governed, construed, administered and regulated in all respects under the laws of the State of Utah, to the extent not preempted by ERISA.

ARTICLE XVIII

PRINCIPAL EMPLOYER AND ASSOCIATED EMPLOYERS

A.                                   Application.

The provisions contained in this Article shall take precedence over any contrary provision of the Plan.

B.                                     Participation by Associated Employers.

The Principal Employer may, effective as of any date, permit an entity or individual which is related to the Principal Employer under Section 414(b), (c), or (m) of the Code to participate in the Principal Employership of the Plan as an Associated Employer.  As a condition to the participation of an Associated Employer in the Plan, the Principal Employer shall give notice of the Associated Employer’s participation to the Trustee and the Administrator, and the Associated Employer shall by appropriate board resolution and execution of an agreement to adopt the Plan for its eligible Employees.

C.                                     Status of Associated Employers.

An Associated Employer shall be considered an Employer for all purposes under the Plan except that all rights, authority and discretionary powers reserved to the Employer under Articles VIII through XVII of the Plan shall be exercisable solely by the Principal Employer (or its designee), and the Principal Employer shall be considered the sole Employer for purposes of any other Plan provision requiring or permitting designations, elections, appointments or other discretionary decisions or actions by the Employer including, the determination of the amount of Profit-Sharing and Matching Contributions, if any, to be made by each Employer pursuant to Article III of the Plan).

D.                                    Transfer of Employment.

An Employee’s transfer of employment, without interruption, between Employers which have adopted the Plan shall not constitute a termination of the Employee’s service with an Employer under the Plan.  Hours of Service credited to a transferring Employee in a single Plan Year by each Employer shall be aggregated for all purposes by the Plan Administrator.  The Compensation paid by each Employer to a Participant in a single Plan Year shall not be aggregated for any purpose other than as required under the Code.

E.                                      Simultaneous Employment.

An Employee may be employed simultaneously by more than one Employer.  The rules set forth in Section D of this Article shall also apply to simultaneous employments.

F.                                      Termination of Participation by Associated Employer.

4.                                       The Principal Employer may terminate the participation in this Plan of any Associated Employer upon giving written notice to the Associated Employer, the Administrator and the Trustee.  The termination shall be effective upon the date specified in the notice.

5.                                       Upon the termination of an Associated Employer’s participation in the Plan, the Associated Employer shall elect whether or not to continue a single employer plan for its Employees.

6.                                       If an Associated Employer elects to continue in effect a qualified plan and trust for its employees, the Associated Employer shall, effective as of the effective date of the termination of participation, establish a qualified plan for the Participants, former Participants, and Beneficiaries affected by the withdrawal and execute a separate trust agreement appointing a successor trustee, which may be the Trustee.  The Trustee shall, upon receipt of a notice of the appointment of a successor trustee, deliver to the successor trustee assets in the amount of the Accrued Benefits of the Associated Employer’s Employees after reserving such reasonable amount of money as it shall deem necessary to provide for its expenses in the settlement of its account, the amount of any compensation due to it, and any sums chargeable against those Accrued Benefits, and shall render a complete accounting for the period since the last accounting.  If the sums so reserved are not sufficient for such purposes, the Trustee shall be entitled to reimbursement for any deficiency, first from the successor trustee to the extent of the fund, and then, for any remaining deficiency, from the Associated Employer.  The Vested Benefit of each Participant and the amount due any Beneficiary to whom benefits are currently payable shall be segregated and held, handled and disposed of as provided in Articles VI or VII, and the Administrator shall direct the Trustee as to the distribution of the Segregated Account.  If the expense  reserve which is accrued is exhausted, income from the Segregated Fund may be applied to such expenses ratably from each account.

7.                                       If an Associated Employer elects not to continue a qualified plan and trust for its employees, then Article XVI C of the Plan shall be applicable to the Accrued Benefits of Participants employed by the Associated Employer.

Signature Page Follows

MERIT MEDICAL SYSTEMS, INC.
Principal Employer

By:	/S/
Its:
Date:

ZIONS BANK,
Trustee

By:	/S/
Its:
Date: